                                                Filed pursuant to Rule 424(b)(4)
                                                File No. 333-11243

PROSPECTUS
                      8,000,000 TRUST PREFERRED SECURITIES
                             CAPITA PREFERRED TRUST
          9.06% TRUST ORIGINATED PREFERRED SECURITIES'SM' ('TOPrS'SM'')
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                     [LOGO]

                            ------------------------

     The 9.06% Trust Originated Preferred Securities'SM' (the 'TOPrS'SM'' or 'Trust Preferred Securities') offered hereby represent preferred undivided beneficial ownership interests in the assets of Capita Preferred Trust, a statutory business trust formed under the laws of the State of Delaware (the 'Trust'). AT&T Capital Corporation, a Delaware corporation (the 'Company' or 'AT&T Capital'), will own all the common securities (the 'Trust Common Securities' and, together with the Trust Preferred Securities, the 'Trust Securities') representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust
Securities and investing the proceeds as described below and engaging in activities incident thereto. The proceeds from the sale of the Trust Securities will be used by the Trust to purchase Partnership Preferred Securities ('Partnership Preferred Securities'), representing the limited partnership interests of Capita Preferred Funding L.P., a Delaware limited partnership (the 'Partnership'). The general partnership interest, which constitutes all of the interest in the Partnership other than the limited partnership interests represented by the Partnership Preferred Securities, is owned by the Company, which is the sole general partner of the Partnership (in such capacity, the 'General Partner'). Substantially all of the proceeds from the sale of the Partnership Preferred Securities, together with the capital contribution from the General Partner, will be used by the Partnership to purchase the Debentures (as defined herein), which consist of debt instruments of the Company

                                                        (continued on next page)

     SEE 'RISK FACTORS' BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE TRUST PREFERRED SECURITIES, INCLUDING CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

     The Trust Preferred Securities have been approved, subject to issuance, for listing on the New York Stock Exchange, Inc. (the 'New York Stock Exchange'). Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. See 'Underwriting.'
                            ------------------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
   AND EXCHANGE  COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION,  NOR  HAS
     THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
       COMMISSION  PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS
        PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A CRIMINAL
                                    OFFENSE.

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                               INITIAL PUBLIC             UNDERWRITING              PROCEEDS TO
                                             OFFERING PRICE(1)           COMMISSION(2)              TRUST(3)(4)
---------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security............           $25.00                     (3)                      $25.00
---------------------------------------------------------------------------------------------------------------
Total...................................        $200,000,000                  (3)                   $200,000,000
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from October 25, 1996.
(2) The Trust, the Partnership and the Company have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'
(3) In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be ultimately invested in investment instruments of the Company and its eligible controlled affiliates, the Company has agreed to pay to the Underwriters as compensation (the 'Underwriters' Compensation') $.7875 per Trust Preferred Security (or $6,300,000 in the aggregate); provided that such compensation for sales of 10,000 or more Trust Preferred Securities to a single purchaser will be $.50 per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See 'Underwriting.'
(4) Expenses of the offering which are payable by the Company are estimated to be $1,138,907, of which $300,000 will be reimbursed by the Underwriters.
                            ------------------------
     The Trust Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Trust Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company ('DTC') on or about October 25, 1996.
                            ------------------------
                              MERRILL LYNCH & CO.
              GOLDMAN, SACHS & CO.                 LEHMAN BROTHERS
PAINEWEBBER INCORPORATED                      PRUDENTIAL SECURITIES INCORPORATED
                            ------------------------
                The date of this Prospectus is October 22, 1996
  'SM''Trust Originated Preferred Securities' and 'TOPrS' are service marks of
                           Merrill Lynch & Co., Inc.

(continued from cover page)

and certain of its domestic eligible controlled affiliates. In addition, approximately one percent of the proceeds from the sale of the Partnership Preferred Securities and the capital contribution from the General Partner will be used to purchase certain U.S. government obligations and commercial paper of entities not affiliated with the Company (the 'Eligible Debt Securities'). See 'Description of the Partnership Preferred Securities -- Partnership Investments.'

     Holders of the Trust Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on each March 31, June 30, September 30, and December 31, commencing December 31, 1996 at an annual rate of 9.06% of the liquidation amount of $25 per Trust Preferred Security (equivalent to $2.265 per Trust Preferred Security) if, as and when the Trust has funds available for payment. See 'Description of the Trust Preferred Securities -- Distributions.' Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 9.06%. The distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the distribution rate and distribution payment dates and other payment dates for the Partnership Preferred Securities, which constitute the sole assets of the Trust. As described above, the assets of the Partnership will initially consist only of the Debentures and, to a limited extent, Eligible Debt Securities.

     The payment of distributions by the Trust and payments on liquidation of the Trust or the redemption of Trust Preferred Securities, as described below, are guaranteed by the Company (the 'Trust Guarantee') to the extent the Trust has funds available therefor as described under 'Description of the Trust Guarantee.' The payment of distributions by the Partnership (if, as and when declared) and payments on liquidation of the Partnership or the redemption of Partnership Preferred Securities, as described below, are also guaranteed by the Company (the 'Partnership Guarantee') to the extent the Partnership has funds available therefor as described under 'Description of the Partnership Guarantee.' In addition, payments in respect of the Debentures (other than the Company Debenture (as defined herein)) are fully and unconditionally guaranteed, on a subordinated basis, by the Company (the 'Investment Guarantees') for the benefit of the holders of the Partnership Preferred Securities. The Trust
Guarantee, the Partnership Guarantee and the Investment Guarantees (collectively, the 'Guarantees'), when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. Unlike other TOPrS transactions, however, the Guarantees do not apply to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described in the next succeeding paragraph and under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership.' The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company and its obligations under the Company Debenture are subordinate and junior in right of payment to all senior indebtedness of the Company. At September 30, 1996, the Company had outstanding consolidated senior indebtedness aggregating approximately $7.9 billion, which would have ranked senior to the Company's obligations under the Guarantees and the Company Debenture. See 'Risk Factors -- Risk Factors Related to TOPrS -- Ranking of Subordinate Obligations Under the Guarantees and the Company Debenture.'

     Distributions on the Partnership Preferred Securities will be declared and paid only as determined in the sole discretion of the Company in its capacity as the General Partner of the Partnership. In addition, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement Event (as defined herein). To the extent that the issuers (including, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payments in respect of such securities (or, if applicable, guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. In addition, as described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accrue in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments and Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See 'Risk Factors -- Risk Factors Related to TOPrS -- Distributions Payable Only if Declared by General Partner; Restrictions on Certain Payments; Tax Consequences,' ' -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' 'Description of the Trust -- Preferred Securities -- Distributions' and 'Description of the Partnership Preferred Securities-Distributions.'

     If (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment
Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument (each as defined herein) has occurred and is continuing or
(c) the Company is in default of its obligations under any Guarantee, then during such period the Company shall not, nor permit any majority owned subsidiary to (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock or comparable equity interest (except for dividends or distributions in shares of its capital stock, conversions or exchanges of common stock of one class into common stock of another class and distributions with respect to the Partnership or the Trust or dividends and distributions on the common stock of wholly owned subsidiaries of the Company), (ii) make, or permit the making of, any Affiliated Restricted Payments except for Permissible Affiliated Payments (each as defined herein), and (iii) make any guarantee payments with respect to the foregoing.

     The Partnership Preferred Securities are redeemable by the Partnership, in whole or in part, from time to time, on or after October 25, 2006 at an amount per Partnership Preferred Security equal to $25 plus accrued and unpaid distributions thereon. The Partnership Preferred Securities may also be redeemed, in whole but not in part, at any time upon the occurrence of a Partnership Special Event (as defined herein). If the Partnership redeems the Partnership Preferred Securities, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Partnership Preferred Securities so redeemed at a redemption price corresponding to the redemption price of the Partnership Preferred Securities (which includes all accrued and unpaid distributions thereon to the date fixed for redemption) (the 'Redemption Price'). See 'Description of the Trust Preferred Securities -- Mandatory Redemption.' Neither the Partnership Preferred Securities nor the Trust Preferred Securities have any scheduled maturity or are redeemable at any time at the option of the holders thereof.

     The Trust will be dissolved upon the occurrence of a Trust Special Event (as defined herein). Upon dissolution of the Trust, the Partnership Preferred Securities will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution, unless the Partnership Preferred Securities are redeemed in the limited circumstances described herein. If the Partnership Preferred Securities are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted. See 'Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution' and 'Description of the Partnership Preferred Securities.'

     In the event of any liquidation, dissolution, winding up or termination of the Trust, the holders of the Trust Preferred Securities will be entitled to receive for each Trust Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon, except to the extent, in connection with such dissolution, Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities. Upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust. Under no circumstances will the investment instruments held by the Partnership be distributed in kind to the holders of the Trust Preferred Securities or Partnership Preferred Securities. See 'Description of the Trust Preferred Securities -- Liquidation Distribution Upon Dissolution.'

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

     The Company, the Trust and the Partnership have filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-3 (the 'Registration Statement,' which term shall include all amendments, exhibits and schedules thereto), pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), and the rules and regulations promulgated thereunder, with respect to the Trust Preferred Securities offered hereby (as well as the Partnership Preferred Securities, the Trust Guarantee and the Partnership Guarantee). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made.

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files periodic reports and other information with the
Commission. Except for the listing of Trust Preferred Securities that is expected to be made on the New York Stock Exchange, none of the Trust, the Partnership or the Company has any securities that are listed on any national securities exchange. The Registration Statement, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of such material can be obtained from the Commission's Web Site (http://www.sec.gov). Such reports and other information concerning the Company are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company beneficially owns all of the Partnership's partnership interests (other than the Partnership Preferred Securities, which are held by the Property Trustee (as defined herein) for the benefit of the holders of Trust Preferred Securities) and beneficially owns all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interests represented by the Trust Preferred Securities). See 'Capita Preferred Trust,' 'Capita Preferred Funding L.P.,' 'Description of the Trust Preferred Securities' and 'Description of the Partnership Preferred Securities.' In future filings under the Exchange Act, a footnote to the Company's annual financial statements will state that the Trust and the Partnership are consolidated with the Company, that the sole assets of the Trust are the Partnership

Preferred Securities, that the sole assets of the Partnership are the Affiliate Investment Instruments and the Eligible Debt Securities and that the Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership.'

     Statements made in this Prospectus concerning the provisions of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to such exhibit or other filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the '1995 Form 10-K');

          (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996; and

          (3) The Company's Current Reports on Form 8-K dated April 12, 1996, April 30, 1996, June 6, 1996, August 20, 1996 and October 1, 1996.

     The Company will provide without charge to each person, including any beneficial owner of such person, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all information incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to AT&T Capital Corporation, 44 Whippany Road, Morristown, NJ 07962-1983 (Telephone Number 201-397-4444), Attention of the Investor Relations Department.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Trust Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus. The Company operates through its business units, which consist of its various subsidiaries and divisions within such subsidiaries. Unless the context requires otherwise, as used herein, the term the 'Company' or 'AT&T Capital' includes such business units. Certain terms used in this Summary are defined elsewhere in this Prospectus. See 'Index of Defined Terms' for a cross reference to the location in this Prospectus where such terms are defined.

                                  THE COMPANY

     AT&T Capital Corporation ('AT&T Capital' or the 'Company') is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in Europe, Canada, the Asia/Pacific Region and Latin America. The Company is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital, through its various subsidiaries, leases and finances a wide variety of equipment, including general office, manufacturing and medical equipment, telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automatic teller machines) and transportation equipment (primarily vehicles). In addition, AT&T Capital provides inventory financing for equipment dealers, franchise financing for franchisees and financing collateralized by real estate. At December 31, 1995, the percentage of the Company's total assets in each of its various asset categories was as follows: 28% were comprised of general office, manufacturing and medical equipment; 23% were comprised of telecommunications equipment; 23% were comprised of information technology equipment; 19% were comprised of transportation equipment; and 7% were comprised of Small Business Administration loans and other financings collateralized by real estate and other assets. The Company's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which the Company has a marketing relationship for financing services and (ii) directly to end-users of equipment. The Company's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     During its eleven year history, the Company has achieved significant growth in assets, finance volume (total principal amount of loans and total cost of equipment associated with finance and lease transactions recorded by the Company and the increase, if any, in outstanding inventory financing and asset-based lending transactions), revenues and net income. At December 31, 1995, the Company's total assets were $9.5 billion, an increase of 18.9% over the prior year-end; finance volume for 1995 was $4.6 billion, an increase of 7.4% over 1994; total revenues for 1995 were $1.6 billion, an increase of 13.9% over 1994; and net income of $127.6 million for 1995 was 27.1% greater than the Company's net income for 1994. Total assets at the end of the third quarter of 1996 were $10.3 billion, representing a 7.4% increase over total assets at the end of 1995, and net income of $115.3 million for the first nine months of 1996 represented an increase of 34.9% over the net income for the corresponding period in 1995.

     AT&T Capital has two broad business strategies: (i) to enhance its position as a leader in providing leasing and financing services that are marketed to customers of equipment manufacturers, distributors and dealers ('vendors') with whom the Company has a marketing relationship for financing services (the Company's 'Global Vendor Finance' strategy); and (ii) to establish itself as a leader in providing leasing, financing and related services that are marketed directly to end-users of equipment, including customers of the Company's Global Vendor Finance marketing activities (e.g., end-users acquiring general equipment for which the Company previously financed telecommunications equipment), as well as customers of vendors with whom the Company does not have a marketing relationship for financing services (the Company's 'Direct Customer Finance' strategy). For the year ended December 31, 1995, the percentage of the Company's aggregate finance volume derived from the Company's Global Vendor Finance and Direct Customer Finance programs was 58% and 42%, respectively.

     AT&T Capital seeks to implement its strategies by taking advantage of what it believes are its competitive strengths: (i) high-volume processing capabilities that enable it to serve a large number of customers in a timely and efficient manner; (ii) significant experience in structuring and managing Global Vendor Finance and Direct Customer Finance programs tailored to specific customer needs; (iii) risk management skills (including initial credit review and residual value assessment and continuing portfolio management capabilities);
(iv) asset management skills (including equipment remarketing skills that enhance the ability of the Company to realize the residual values of its equipment); and (v) financial structuring capabilities. See 'Business of the Company -- Certain Business Skills.'

     The Company was founded in 1985 by AT&T Corp. ('AT&T') as a captive finance company to assist AT&T's equipment marketing and sales efforts by providing its customers with sophisticated financing. AT&T Capital has operated independently since its initial public offering (the 'IPO') in 1993. Consequently, the Company believes that the disposition by AT&T of its remaining ownership of the Company's Common Stock, par value $.01 per share (the 'Common Stock') as a result of the Merger referred to below will not have a material impact on the manner in which the Company conducts its business operations, except that following the Merger, the Company anticipates that significant changes in the Company's financing strategy will be implemented. In particular, the Company anticipates that approximately 30% of its financing volume originated each year may be securitized annually pursuant to off-balance sheet securitization transactions. See 'Business of the Company -- Business Strategy.'

     The Company has a management team with significant experience with the Company and in the equipment leasing and finance industry. At September 30, 1996, the Company and its subsidiaries had approximately 2,900 employees. The principal executive offices of the Company are located at 44 Whippany Road, Morristown, New Jersey 07962.

THE MERGER

     On October 1, 1996, the Company consummated a merger (the 'Merger') with Antigua Acquisition Corporation, a recently formed Delaware corporation ('Merger Sub'), pursuant to an Agreement and Plan of Merger (the 'Merger Agreement') among AT&T, the former indirect owner of approximately 86% of the outstanding Common Stock of the Company, Hercules Limited, a recently formed Cayman Islands corporation ('Holdings'), and Merger Sub, a majority-owned subsidiary of Holdings. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing its corporate existence under Delaware law as the surviving corporation.

     All of the outstanding common equity capital of the Company is currently directly or indirectly owned by members of a leasing consortium (the 'Leasing Consortium') consisting of (i) certain members of the Company's management (the 'Management Investors'), including Thomas C. Wajnert, Chairman of the Board and Chief Executive Officer of the Company, and approximately 23 other members of the Company's senior management, and (ii) GRS Holding Company Limited, a private United Kingdom holding corporation engaged in the U.K. rail leasing business ('GRSH'). Following the consummation of the Merger and the related transactions, the Management Investors own 3.3% of the Common Stock (or approximately 5.5% on a fully diluted basis) and GRSH indirectly owns 96.7% of the Common Stock (or approximately 94.5% on a fully diluted basis). GRSH, in turn, is 85% beneficially owned by Nomura International plc, a wholly owned subsidiary of The Nomura Securities Co., Ltd. ('Nomura'), and 9.5% beneficially owned by Babcock & Brown Holdings Inc., a San Francisco based leasing, asset and project financing advisory company ('Babcock & Brown'), in each case, through instruments convertible into GRSH's capital stock. The principal activities of Nomura, which was founded in 1925 in Osaka, Japan and is currently Japan's largest securities brokerage house, include securities brokerage, trading, investment banking and commercial banking in global financial markets.

     Following the Merger, on October 15, 1996, a newly established trust sponsored by the Company issued and sold equipment receivable-backed securities in an off-balance sheet securitization which generated net proceeds to the Company of approximately $2.6 billion which proceeds, together with the equity contributions relating to the Merger (approximately $0.9 billion), were used to repay short-term notes, including approximately $1.3 billion of short-term obligations incurred by the Company to finance a portion of the aggregate consideration paid in respect of the Merger. See 'The Merger' for a description of certain pro forma financial data after giving effect to the Merger and the related transactions, including such securitization by the Company.

RELATIONSHIP WITH AT&T ENTITIES

     In September 1995, AT&T announced plans to separate itself into three publicly traded companies (AT&T, Lucent Technologies Inc. ('Lucent') and NCR Corporation ('NCR') (collectively, the 'AT&T Entities')) and to dispose of its approximately 86% equity interest in the Company to the general public or another company (the 'AT&T Restructuring'). Pursuant to the AT&T Restructuring, the Company consummated the Merger which resulted in, among other things, the disposition by AT&T of its remaining equity interest in the Company. See 'The Merger.'

     On September 30, 1996, AT&T spun off its entire remaining interest in Lucent to AT&T's shareholders. Lucent's businesses involve the manufacture and distribution of public telecommunications systems, business communications systems, micro-electronic components, and consumer telecommunications products. In addition, AT&T has announced that it intends to distribute to its shareholders all of its interest in NCR by the end of 1996. NCR's businesses involve the manufacture and distribution of information technology equipment, including automatic teller machines and point-of-sale terminal equipment.

     In connection with the Company's IPO in 1993, the Company entered into a series of agreements with AT&T to formalize the relationship between the two companies, including the following three significant agreements, each dated as of June 25, 1993: (i) an Operating Agreement (the 'AT&T Operating Agreement'),
(ii) an Intercompany Agreement (the 'Intercompany Agreement') and (iii) a License Agreement (the 'License Agreement'). The Company has executed agreements comparable to the AT&T Operating Agreement with each of Lucent and NCR (the 'Additional Operating Agreements' and, together with the AT&T Operating Agreement, the 'Operating Agreements'). In addition, the Company has entered into letter agreements (the 'Agreement Supplements') with Lucent and NCR pursuant to which Lucent and NCR have agreed that various provisions of the Intercompany Agreement and the License Agreement shall apply equally to them.

     The initial term of each of the Operating Agreements, the Intercompany Agreement, the License Agreement and the Agreement Supplements is scheduled to end on August 4, 2000. In addition, AT&T has the right under the License Agreement, after two years' prior notice, to require the Company to discontinue use of the 'AT&T' trade name as part of the Company's corporate or 'doing business' name. For additional details with respect to the terms of each of the Operating Agreements, the Intercompany Agreement, the License Agreement and the Agreement Supplements, see 'Relationship with AT&T Entities.'

     In 1995, approximately 41% and 76% of the Company's total revenues and net income, respectively, were attributable, directly or indirectly, to AT&T
Entities. See 'Risk Factors -- Changes in Relationship with AT&T Entities -- Revenues and Net Income Attributable to AT&T Entities' for a
description of the Company's dependence on the revenue and net income attributable to the Company's relationship with the AT&T Entities and their customers and employees.

                                  THE OFFERING

The Trust....................................  Capita  Preferred Trust, a Delaware  statutory business trust. The sole assets  of  the Trust  will  be the  Partnership  Preferred
                                                 Securities.
The Partnership..............................  Capita Preferred Funding L.P., a Delaware limited partnership. The
                                                 assets   of  the  Partnership  will  initially  consist  of  the
                                                 Debentures and,  to  a  limited extent,  certain  Eligible  Debt
                                                 Securities.
Securities Offered...........................  8,000,000 of 9.06% Trust Preferred Securities.
Distributions................................  Distributions  on the Trust Preferred  Securities will accrue from the date of original issuance of the Trust Preferred  Securities and  will  be  payable  at  the  annual  rate  of  9.06%  of the liquidation amount of $25 per  Trust Preferred Security if,  as,
                                                 and   when   the  Trust   has   funds  available   for  payment.
                                                 Distributions will be payable quarterly in arrears on each March
                                                 31, June 30, September 30, and December 31, commencing  December
                                                 31,  1996. Distributions not made  on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 9.06%.
                                               The ability  of  the  Trust  to pay  distributions  on  the  Trust
                                                 Preferred  Securities is  entirely dependent  on its  receipt of corresponding distributions  with  respect  to  the  Partnership
                                                 Preferred  Securities.  The ability  of  the Partnership  to pay distributions on  the Partnership  Preferred Securities  is,  in
                                                 turn,  dependent on its receipt of  payments with respect to the
                                                 Debentures  and  the  Eligible  Debt  Securities  held  by   the
                                                 Partnership.   Distributions   on   the   Partnership  Preferred
                                                 Securities will be declared and  paid only as determined in  the sole  discretion of the  Company in its  capacity as the General
                                                 Partner of the  Partnership. See 'Risk  Factors -- Risk  Factors
                                                 Related  to TOPrS --  Distributions Payable Only  if Declared by
                                                 General  Partner;   Restrictions   on  Certain   Payments;   Tax
                                                 Consequences,'    'Description    of    the    Trust   Preferred
                                                 Securities -- Distributions' and 'Description of the Partnership
                                                 Preferred Securities  --  Distributions' and  '  --  Partnership
                                                 Investments.'
Rights Upon Non-Payment of Distributions and
  Certain Defaults; Covenants of the
  Company....................................  If,  at any  time, (i)  arrearages on  distributions on  the Trust
                                                 Preferred Securities shall exist  for six consecutive  quarterly distribution periods, (ii) an Investment Event of Default occurs and  is  continuing on  any  Affiliate Investment  Instrument or
                                                 (iii) the Company is in default on any of its obligations  under the  Trust  Guarantee, then  (a)  the Property  Trustee,  as the holder of the  Partnership Preferred Securities,  will have  the
                                                 right   to  enforce  the  terms  of  the  Partnership  Preferred
                                                 Securities,  including   the  right   to  direct   the   Special
                                                 Representative   (as   defined  herein)   to  enforce   (1)  the
                                                 Partnership's creditors' rights and other rights with respect to the Affiliate Investment

                                                 Instruments and the Investment Guarantees and (2) the rights  of the  holders of the Partnership  Preferred Securities to receive distributions (only if, as and when declared) on the Partnership
                                                 Preferred Securities, and (b) the Trust Guarantee Trustee or the
                                                 Special Representative, as  the holders of  the Trust  Guarantee and  the  Partnership  Guarantee, respectively,  shall  have the right to enforce such Guarantees, including the right to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries described below.
                                               Under no circumstances, however, shall the Special  Representative
                                                 have   authority  to  cause  the   General  Partner  to  declare
                                                 distributions on the  Partnership Preferred  Securities. If  the
                                                 Partnership  does  not  declare  and  pay  distributions  on the
                                                 Partnership Preferred Securities out of funds legally  available for  distribution, the Trust  will not have  sufficient funds to make distributions on the Trust Preferred Securities. See  'Risk
                                                 Factors  -- Risk Factors Related to TOPrS -- Insufficient Income
                                                 or Assets Available to  Partnership,' 'Description of the  Trust
                                                 Preferred   Securities   --   Trust   Enforcement   Events'  and
                                                 'Description   of   the   Partnership   Preferred  Securities --
                                                 Partnership Enforcement Events.'
                                               The Company has agreed  that if (a)  for any distribution  period, full  distributions on a cumulative basis on any Trust Preferred
                                                 Securities have  not  been  paid, (b)  an  Investment  Event  of
                                                 Default  by any Investment Affiliate in respect of any Affiliate
                                                 Investment Instrument has occurred and is continuing or (c)  the
                                                 Company  is  in  default  of  its  obligations  under  the Trust
                                                 Guarantee,  the   Partnership   Guarantee  or   any   Investment
                                                 Guarantee,  then, during such period  the Company shall not, nor permit any  majority  owned subsidiary  to  (i) declare  or  pay dividends  on, make  distributions with  respect to,  or redeem, purchase or acquire, or make a liquidation payment with  respect to  any  of  its  capital stock  or  comparable  equity interest
                                                 (except for dividends or distributions in shares of its  capital stock,  conversions or  exchanges of  common stock  of one class into common stock of another class and dividends,  distributions with  respect to the  Partnership or the  Trust or dividends and distributions on the common  stock of wholly owned  subsidiaries of  the  Company),  (ii)  make, or  permit  the  making  of, any
                                                 Affiliated Restricted Payments except for Permissible Affiliated
                                                 Payments and (iii) make any  guarantee payments with respect  to the foregoing.
Liquidation Amount...........................  In  the event  of any  liquidation of  the Trust,  holders will be entitled to receive  $25 per  Trust Preferred  Security plus  an amount  equal to any accrued and unpaid distributions thereon to the date of  payment (such amount  being the 'Trust  Liquidation
                                                 Distribution'),  unless  Partnership  Preferred  Securities  are distributed to such holders in

                                                 connection with a Trust Special Event. If upon a liquidation  of the Trust (in which the Partnership Preferred Securities are not distributed  to  holders  of the  Trust  Securities),  the Trust
                                                 Liquidation Distribution can  be paid only  in part because  the
                                                 Trust  has  insufficient assets  available  to pay  in  full the aggregate  Trust  Liquidation  Distribution,  then  the  amounts payable  directly by the Trust on the Trust Preferred Securities shall be paid  on a  pro rata basis.  The holders  of the  Trust
                                                 Common Securities will be entitled to receive distributions upon any  such liquidation  pro rata  with the  holders of  the Trust
                                                 Preferred Securities, except that upon (i) the occurrence of  an
                                                 Investment   Event  of   Default  by   an  Investment  Affiliate
                                                 (including the Company) in  respect of any Affiliate  Investment
                                                 Instrument  or  (ii)  default  by  the  Company  on  any  of its obligations under  any  Guarantee,  the  holders  of  the  Trust
                                                 Preferred  Securities will have a preference over the holders of the Trust  Common  Securities  with  respect  to  payments  upon
                                                 liquidation   of  the  Trust.  See  'Description  of  the  Trust
                                                 Preferred   Securities   --   Liquidation   Distribution    Upon
                                                 Dissolution.'
Optional Redemption..........................  The  Partnership Preferred Securities will be redeemable for cash, at the option of the Partnership, in whole or in part, from time to time, after October  25, 2006, at  an amount per  Partnership
                                                 Preferred   Security  equal  to  $25  plus  accrued  and  unpaid
                                                 distributions thereon. Upon  any redemption  of the  Partnership
                                                 Preferred  Securities,  the Trust  Preferred Securities  will be redeemed at  the  Redemption  Price.  See  'Description  of  the
                                                 Partnership  Preferred  Securities --  Optional  Redemption' and
                                                 'Description of  the  Trust Preferred  Securities  --  Mandatory
                                                 Redemption.'  Neither the  Partnership Preferred  Securities nor
                                                 the Trust Preferred  Securities have any  scheduled maturity  or are redeemable at any time at the option of the holders thereof.
Guarantees...................................  The  Company will irrevocably guarantee,  on a subordinated basis, the payment in full of (i) any accrued and unpaid  distributions on  the Trust Preferred Securities to the extent of funds of the
                                                 Trust  available  therefor,   (ii)  the   amount  payable   upon
                                                 redemption  of the Trust  Preferred Securities to  the extent of funds of the Trust available  therefor and (iii) generally,  the liquidation  amount  of the  Trust  Preferred Securities  to the extent of the assets of the Trust available for distribution  to holders  of Trust Preferred Securities.  See 'Description of the
                                                 Trust Guarantee.'
                                               The Company  will also  irrevocably guarantee,  on a  subordinated basis and to the extent set forth herein, the payment in full of
                                                 (i)  any  accrued and  unpaid  distributions on  the Partnership
                                                 Preferred Securities  if,  as and  when  declared out  of  funds
                                                 legally   available  therefor,  (ii)  the  amount  payable  upon
                                                 redemption of the

                                                 Partnership Preferred Securities to the  extent of funds of  the
                                                 Partnership  legally available therefor and (iii) generally, the liquidation amount of  the Partnership  Preferred Securities  to the  extent  of  the  assets of  the  Partnership  available for distribution to holders of Partnership Preferred Securities. See
                                                 'Description of the Partnership Guarantee.'
                                               The  Company  will  fully  and  unconditionally  guarantee,  on  a subordinated basis, payments in respect of the Debentures (other than  the Company Debenture)  for the benefit  of the holders of the Partnership Preferred  Securities, to  the extent  described
                                                 under  'Description of the Partnership Preferred   Securities --
                                                 Investment Guarantees.'
                                               The Guarantees, when taken together with the Company Debenture and the  Company's obligations to  pay all fees  and expenses of the
                                                 Trust and the Partnership, constitute a guarantee to the  extent set  forth herein by the Company of the distribution, redemption and liquidation payments  payable to  the holders  of the  Trust
                                                 Preferred  Securities. The Guarantees do  not apply, however, to current distributions by the  Partnership unless and until  such distributions  are  declared  by the  Partnership  out  of funds legally available for  payment or  to liquidating  distributions
                                                 unless   there  are   assets  available   for  payment   in  the
                                                 Partnership,  each   as  more   fully  described   under   'Risk
                                                 Factors  -- Risk Factors Related to TOPrS -- Insufficient Income
                                                 or Assets Available to  Partnership.' The Company's  obligations under  the  Guarantees are  subordinate and  junior in  right of payment to all other  liabilities of the  Company and rank  pari passu  with the most senior preferred  stock issued from time to time by  the Company  and with  any guarantee  now or  hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company.
Voting Rights................................  Generally, holders of the Trust Preferred Securities will not have any  voting  rights. The  holders of  a majority  in liquidation amount of  the Trust  Preferred  Securities, however,  have  the right  to direct  the time, method  and place  of conducting any proceeding for any remedy available to the Property Trustee,  or direct  the exercise  of any trust  or power  conferred upon the
                                                 Property Trustee under the  Declaration, including the right  to direct  the  Property  Trustee,  as  holder  of  the Partnership
                                                 Preferred Securities, (i) to exercise  its rights in the  manner described  above under 'Rights Upon Non-Payment of Distributions and Certain  Defaults; Covenants  of the  Company' and  (ii)  to
                                                 consent  to any  amendment, modification  or termination  of the
                                                 Limited  Partnership  Agreement  or  the  Partnership  Preferred
                                                 Securities   where   such   consent  shall   be   required.  See
                                                 'Description  of  the  Trust  Preferred  Securities  --   Voting
                                                 Rights.'

Special Event Redemptions or Distributions...  Upon  the  occurrence  of  a Trust  Tax  Event  (which  event will generally be triggered  upon the occurrence  of certain  adverse tax  consequences or the denial of  an interest deduction on the
                                                 Debentures held  by  the  Partnership)  or  a  Trust  Investment
                                                 Company  Event (which event  will generally be  triggered if the
                                                 Trust is considered an 'investment company' under the Investment
                                                 Company Act of  1940, as  amended (the '1940  Act')), except  in certain  limited circumstances, the Regular Trustees (as defined herein) will have  the right  to liquidate the  Trust and  cause
                                                 Partnership  Preferred  Securities  to  be  distributed  to  the
                                                 holders  of   the  Trust   Preferred  Securities.   In   certain
                                                 circumstances  involving  a Partnership  Tax Event  (which event will generally  be  triggered  upon the  occurrence  of  certain adverse  tax consequences or the denial of an interest deduction on the  Debentures held  by the  Partnership) or  a  Partnership
                                                 Investment   Company  Event  (which   event  will  generally  be
                                                 triggered  if  the  Partnership  is  considered  an  'investment company'  under  the 1940  Act), the  Partnership will  have the right to redeem the  Partnership Preferred Securities, in  whole
                                                 (but  not in  part), at  $25 per  Partnership Preferred Security plus accrued  and unpaid  distributions thereon,  in lieu  of  a distribution  of the Partnership  Preferred Securities, in which event the Trust  Securities will be  redeemed at the  Redemption
                                                 Price. See 'Description of  the Trust  Preferred  Securities  --
                                                 Trust Special Event Redemption or Distribution' and 'Description
                                                 of the Partnership Preferred  Securities -- Partnership  Special
                                                 Event Redemption.'
Form of Trust Preferred Securities...........  The  Trust Preferred  Securities will  be represented  by a global certificate or certificates  registered in  the name  of Cede  &
                                                 Co.,  as  nominee for  DTC.  Beneficial interests  in  the Trust
                                                 Preferred Securities will be evidenced by, and transfers thereof will  be  effected  only  through,  records  maintained  by  the participants in DTC. Except as described herein, Trust Preferred
                                                 Securities  in certificated form will  not be issued in exchange for the global certificate or certificates. See 'Description  of
                                                 the    Trust   Preferred    Securities   --    Book-Entry   Only
                                                 Issuance -- The Depository Trust Company.'
Use of Proceeds..............................  All of the proceeds from the sale of the Trust Securities will  be invested  by the Trust in  the Partnership Preferred Securities.
                                                 The Partnership will use  the funds to  make investments in  the
                                                 Debentures  and,  to  a limited  extent,  certain  Eligible Debt
                                                 Securities. See 'Use of Proceeds.'

                             SUMMARY FINANCIAL DATA

     The Results of Operations Data, the Balance Sheet Data and the Other Data shown below at or for the years ended December 31, 1995, 1994 and 1993 are derived from the Consolidated Financial Statements of the Company at such dates or for such periods, which have been audited by Coopers & Lybrand L.L.P., independent accountants. Such data at or for the nine months ended September 30, 1996 and 1995 are derived from unaudited consolidated financial information. In management's opinion, the Company's unaudited consolidated financial statements at or for the nine months ended September 30, 1996 and 1995 include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results for the entire year or any other interim period.

     The summary financial data as presented below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements and related notes thereto incorporated by reference in this Prospectus. The Company's unaudited consolidated financial information at or for the nine months ended September 30, 1996 does not include the effects of the Merger and related transactions. For a description of the significant impact of the Merger and related transactions on the Company's financial position and results of operations, see 'The Merger.' For a description of certain increased annual costs that the Company expects to incur as a result of the Merger, see 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company.'

                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                                     -----------------------   ------------------------------------
                                        1996         1995         1995         1994         1993
                                     ----------   ----------   ----------   ----------   ----------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS DATA:
     Total revenues................  $1,370,494   $1,140,651   $1,577,035   $1,384,079   $1,359,589
     Interest expense..............     350,359      300,891      411,040      271,812      236,335
     Operating and administrative
       expenses....................     375,172      351,443      473,663      427,187      381,515
     Provision for credit losses...      71,454       60,359       86,214       80,888      123,678
     Income before income taxes and
       cumulative effect on prior
       years of accounting
       change......................     182,496      143,276      208,239      173,614      138,040
     Income before cumulative
       effect on prior years of
       accounting change and impact
       of tax rate change..........     115,290       85,466      127,555      100,336       83,911
     Cumulative effect on prior
       years of accounting
       change(1)...................      --           --           --           --           (2,914)
     Impact of 1993 tax rate
       change(1)...................      --           --           --           --          (12,401)
     Net income(1).................     115,290       85,466      127,555      100,336       68,596
     Earnings per share(1).........        2.43         1.82         2.70         2.14         1.60

                                     AT SEPTEMBER 30,             AT DECEMBER 31,
                                     ----------------   ------------------------------------
                                           1996            1995         1994         1993
                                     ----------------   ----------   ----------   ----------
                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
     Total assets..................    $ 10,251,600     $9,541,259   $8,021,923   $6,409,726
     Total debt(2).................       7,917,926      6,928,409    5,556,458    4,262,405
     Total liabilities(2)..........       9,033,798      8,425,134    7,013,705    5,485,283
     Total shareowners' equity.....       1,217,802      1,116,125    1,008,218      924,443

                                                  (table continued on next page)

                                               AT OR FOR THE                        AT OR FOR THE
                                      NINE MONTHS ENDED SEPTEMBER 30,          YEAR ENDED DECEMBER 31,
                                     ----------------------------------  -----------------------------------
                                           1996              1995           1995        1994         1993
                                     ----------------  ----------------  ----------  ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
OTHER DATA:
     Ratio of earnings to fixed
       charges(3)..................             1.51x            1.47x         1.50x       1.62x        1.57x
     Ratio of total debt to
       shareowners' equity(4)......             6.50x            6.07x         6.22x       5.51x        4.61x
     Return on average
       equity(5)(7)................             13.2%            11.0%         12.1%       10.5%         8.5%
     Return on average
       assets(6)(7)................              1.6%             1.3%          1.5%        1.4%         1.1%
     Portfolio Assets of the
       Company.....................  $    10,041,020   $    8,892,895    $9,328,623  $7,661,226   $6,236,624
     Allowance for credit losses...          235,205          214,711       223,220     176,428      159,819
     Net Portfolio Assets of the
       Company.....................        9,805,815        8,678,184     9,105,403   7,484,798    6,076,805
     Assets of others managed by
       the Company.................        2,159,316        2,428,924     2,214,502   2,659,526    2,795,663
     Volume of equipment
       financed(8).................        3,780,000        3,088,790     4,567,000   4,251,000    3,467,000
     Ratio of allowance for credit
       losses to net
       charge-offs(9)..............             3.08x            4.22x         4.77x       3.18x        2.71x
     Ratio of net charge-offs to
       Portfolio Assets(9).........             0.76%            0.57          0.50%       0.73%        0.95%
     Ratio of allowance for credit
       losses to Portfolio
       Assets......................             2.34%            2.41%         2.39%       2.30%        2.56%
     Ratio of operating and
       administrative expenses to
       period-end total
       assets(10)..................             4.88%            5.19%         4.96%       5.33%        5.95%

------------

 (1) Net income and earnings per share for 1993 were adversely impacted by the federal tax rate increase to 35% and a cumulative effect on prior years of accounting change. See note 10 to the Consolidated Financial Statements incorporated herein by reference to the 1995 Form 10-K. Earnings per share without these charges for 1993 would have been $1.95 per share.

 (2) Total debt does not include, and total liabilities includes, certain interest-free loans from AT&T to the Company under certain tax agreements, in aggregate outstanding principal amounts of $247.4 million, $248.9 million, $214.1 million and $188.6 million at September 30, 1995, December 31, 1995, 1994 and 1993, respectively. The Company no longer receives such interest-free loans and repaid such loans in their entirety with a payment of $247.4 million on September 30, 1996. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation' and note 4 below.

 (3) Earnings before income taxes and cumulative effect on prior years of accounting change plus fixed charges (the sum of interest on indebtedness and the portion of rentals representative of the interest factor) divided by fixed charges. Prior to the Merger, a portion of the Company's indebtedness to AT&T did not bear interest. See note 2 above. On a pro forma basis giving effect to the issuance of the Trust Preferred Securities on January 1, 1995, the ratio of earnings to fixed charges for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been 1.49x and 1.47x, respectively. Had the Merger and related transactions, including the issuance of the Trust Preferred Securities, taken place on January 1, 1995, the pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 would have been 1.17x, and for the year ended December 31, 1995, there would have been an earnings deficiency of $30.0 million to cover fixed charges. See 'Ratio of Earnings to Fixed Charges of the Company.'

 (4) Total debt does not include certain interest-free loans previously made from AT&T to the Company under certain tax agreements. The Company repaid such loans in their entirety with a payment of $247.4 million on September 30, 1996. If such loans were so included, the ratio of total debt to shareowners' equity would have been 6.28x, 6.45x, 5.72x and 4.81x at September 30, 1995, December 31, 1995, 1994 and 1993, respectively. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation' and note 2 above.

 (5) Net income (annualized in the case of the nine months ended September 30, 1996 and 1995) divided by average total shareowners' equity.

 (6) Net income (annualized in the case of the nine months ended September 30, 1996 and 1995) divided by average total assets.

 (7) In 1993, the Company's adjusted return on average equity and return on average assets, defined as income before cumulative effect on prior years of accounting change and impact of tax rate change as a percentage of average equity and average assets, respectively, was 10.3% and 1.4%, respectively.

 (8) Total principal amount of loans and total cost of equipment associated with finance and lease transactions recorded by the Company and the increase, if any, in outstanding inventory financing and asset-based lending transactions.

 (9) Net charge-offs at September 30, 1996 and 1995 are calculated based on the twelve months then ended.

(10) Operating and administrative expenses (annualized for the nine months ended September 30, 1996 and 1995) divided by period-end total assets.

                             RATINGS OF SECURITIES

     Standard & Poor's Ratings Group, a division of McGraw-Hill ('S&P'), will assign a rating to the Trust Preferred Securities of 'BBB-', Moody's Investors Service, Inc. ('Moody's') has assigned an initial rating to the Trust Preferred Securities of 'ba2', Duff & Phelps Credit Rating Co. ('Duff & Phelps') has indicated it will assign a rating to the Trust Preferred Securities of 'BBB-' and Fitch Investors Service, Inc. ('Fitch') has indicated its expected rating of the Trust Preferred Securities as 'BBB-.'

     An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

                                  RISK FACTORS

     Prospective purchasers of the Trust Preferred Securities should consider carefully the risk factors set forth below, as well as all other information contained or incorporated by reference in this Prospectus, in evaluating an investment in the Trust Preferred Securities. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a 'forward-looking statement' as defined in Section 27A(i)(1) of the Securities Act, the risk factors set forth below are meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RISKS RELATED TO EXPECTED PLANS INVOLVING THE COMPANY

     SECURITIZATION PROGRAM. The Company's current business plan incorporates future securitization transactions as a key part of the Company's financing to manage the Company's leverage ratio and to transfer credit risk. The Company will continue to manage the securitized assets following their sale. To the extent that the actual level of securitization deviates significantly from the Company's current target level of securitization (currently planned at approximately 30% of the financing volume originated in each year), there could be a material adverse effect on the Company's results of operations and any such significant deviation may affect the credit ratings assigned to the short-term or long-term debt of the Company.

     LEVERAGE AND DEBT SERVICE. As a result of the Merger and related transactions, there has been a significant increase in the Company's ratio of consolidated indebtedness to shareowners' equity. As of September 30, 1996, on a pro forma basis for the Merger and related transactions, the Company's ratio of consolidated indebtedness to shareowners' equity plus Company-obligated preferred securities issued in this offering would have been 7.19x. The increased debt-to-equity ratio will be a factor in the analyses of the Company applied by statistical rating organizations. Any future downgrades in the credit ratings of the Company's short-term or long-term debt would increase the Company's cost of borrowing, limit its access to the commercial paper market (the Company's traditional funding source) and reduce its competitiveness, particularly if any such rating is in a generic rating category that signifies that the relevant debt of the Company is less than investment grade, and certain ratings downgrades below 'BB+' by S&P or below 'Ba1' by Moody's could result in the termination of one or more of the License Agreements with AT&T, Lucent and NCR. See 'Relationship with AT&T Entities -- Operating and Certain Other Agreements with AT&T Entities' below. Any such downgrading could have a material adverse effect on the Company.

CHANGES IN RELATIONSHIP WITH AT&T ENTITIES

     REVENUES AND NET INCOME ATTRIBUTABLE TO AT&T ENTITIES. A substantial portion of the Company's revenues and a substantial majority of its net income are attributable to the financing provided by the Company to customers of AT&T, Lucent and NCR (the 'Customers of the AT&T Entities') with respect to products manufactured or distributed by them (the 'AT&T Entities Products') and, to a lesser extent, to transactions where the AT&T Entities or their employees are customers of the Company (the 'AT&T Entities as End-User'), primarily with respect to the lease of information technology and other equipment or vehicles to them as end-users and to the administration and management of certain leased assets on behalf of AT&T. The Company's commercial relationships with the AT&T Entities are currently governed by certain important agreements described below and in 'Relationship with AT&T Entities.'

     For the nine months ended September 30, 1996, approximately 30.5% and 59.7% (or $418.4 million and $68.8 million) of the Company's total revenues and net income, respectively, were attributable to lease and other financing provided by the Company to the Customers of the AT&T Entities with respect to the AT&T Entities Products. An additional approximately 7.2% and 7.6% (or $99.2 million and $8.8 million) of total revenues and net income, respectively, for the nine months ended September 30, 1996 were attributable to transactions with the AT&T Entities as End-Users. The Company's non-AT&T Entities related business generated 62.3% and 32.7% (or $852.9 million and $37.7 million) of total revenues and net income, respectively, for the nine months ended September 30, 1996

(approximately 30.9% of net income for the period without giving effect to a securitization of lease receivables effected by the Company in the first quarter of 1996).

     In 1995, approximately 32.7% and 67.9% (or $516.2 million and $86.6 million) of the Company's total revenues and net income, respectively, were attributable to lease and other financing provided by the Company to the Customers of the AT&T Entities with respect to the AT&T Entities Products. An additional approximately 8.3% and 8.2% (or $130.6 million and $10.5 million) of total revenues and net income, respectively, in 1995 were attributable to transactions with the AT&T Entities as End-Users. In 1995, the Company's non-AT&T Entities related business generated approximately 59.0% and 23.9% (or $930.2 million and $30.5 million) of total revenues and net income, respectively. The foregoing net income amounts were calculated based upon an allocation of interest, income taxes and certain corporate overhead expenses that the Company believes to be reasonable. See 'Business of the Company -- General.'

     Accordingly, while the proportion of the Company's total revenues and net income from non-AT&T Entities related business has grown over the last several years, a substantial portion of the Company's total revenues, and a substantial majority of the Company's net income, have been generated by the Company's relationship with the AT&T Entities. A substantial majority of such revenues and substantially all such net income have been attributable to transactions with customers of Lucent and its subsidiaries (and the business related to these transactions have been generally among the most profitable for the Company). A significant decrease in the portion of the sales of the AT&T Entities Products (the 'AT&T Entities Product Sales') that are financed by the Company, or in the absolute amount of the AT&T Entities Product Sales (in either case, particularly with respect to Lucent), or in the amount of transactions effected by the Company with the AT&T Entities as End-User (particularly with respect to AT&T) would have a material adverse effect on the Company's results of operations and financial condition.

     OPERATING AND CERTAIN OTHER AGREEMENTS WITH AT&T ENTITIES. The initial terms of each of the Operating Agreements (pursuant to which, among other things, the Company serves as preferred provider of financing services and has certain related and other rights and privileges in connection with the financing of equipment to the Customers of the AT&T Entities) will expire on August 4, 2000, but will be automatically renewed for successive two-year periods unless either party thereto gives the other a non-renewal notice at least one year prior to the end of the initial or renewal term. None of the AT&T Entities is required to renew the term of its Operating Agreement beyond the expiration of the current term on August 4, 2000.

     Although the Company will seek to maintain and improve its existing relationships with Lucent, NCR and AT&T and seek to extend each of the Operating Agreements beyond August 4, 2000, no assurance can be given that the Operating Agreements, or any of them, will be extended beyond such date or, if extended, that the terms and conditions thereof will not be modified in a manner adverse to the Company. Failure to renew NCR's and Lucent's Operating Agreements on terms not adverse to the Company could have a material adverse effect on the Company. Moreover, in certain circumstances, the Operating Agreements may be terminated prior to their expiration. See 'Relationship with AT&T Entities' for a summary of certain important terms of the Operating Agreements, including a description of the scope (and limitations) of the Company's 'preferred provider' status under such agreements.

     To provide additional incentive for Lucent to assist the Company in the financing of products manufactured or distributed by Lucent, in recent years the Company has paid Lucent a sales assistance fee equal to a designated percentage of the aggregate sales prices and other charges ('volumes') of Lucent products financed by the Company. In early 1996, following Lucent's request, the Company agreed to pay a substantial increase in the Lucent sales assistance fee for 1995, both as an absolute amount and as a percentage of volumes attributable to Lucent. After giving effect to the increase, the sales assistance fee paid by the Company to Lucent for 1995 was approximately double the 1994 fee. The Company and Lucent recently agreed to a modified formula for calculating the sales assistance fee for the remaining years of the term of Lucent's Operating Agreement (retroactive to January 1, 1996). The revised formula is expected to result in aggregate annual sales assistance fees which are approximately double the amounts that would have been paid if the pre-1995 formula had been maintained. No assurance can be given that Lucent will not seek higher sales assistance fees in 1996 or future years (or otherwise attempt to share in the revenues of the Company associated with the leasing of Lucent products) or seek to use alternative providers of financing. Similarly, although neither AT&T nor NCR has requested any sales assistance fees or other similar benefits from the Company by reason of the financing by the Company of their respective products, no assurance can be given that AT&T or NCR will not do so in the future. Any such action by Lucent, alone or in combination with similar action by AT&T or NCR, could have a material adverse effect on the Company.

     The Operating Agreements do not require that the Company be the sole provider of financing in connection with the AT&T Entities Product Sales. Also, such Operating Agreements provide no assurance that the percentage of such sales for which the Company provides financing will not decrease in the future.
Subject to certain restrictions, the Operating Agreements permit the AT&T Entities to use or promote an alternative financing program offered by an unaffiliated company that provides better terms than those offered by the Company, without providing the Company an opportunity to match such better terms. In addition, none of the Operating Agreements is generally required to be assumed by the purchaser or other transferee of all or any portion of the relevant AT&T Entity's product manufacturing business upon any sale or other disposition thereof by such AT&T Entity, although such AT&T Entity is required to use reasonable efforts to cause the related Operating Agreement to be so assumed. Moreover, each Operating Agreement provides that the relevant AT&T Entity may terminate the Company's 'preferred provider' status and organize their own 'captive' finance subsidiaries if the Company's Financing Penetration Rate (as defined in the respective Operating Agreements) decreases by certain specified amounts or if the Company becomes a subsidiary of a person other than Holdings or one of its affiliates. The Company does not expect its Financing Penetration Rate under its Operating Agreements with Lucent and NCR to decrease during the remainder of the initial term thereof by an amount that would permit Lucent or NCR, as the case may be, to terminate the Company's 'preferred provider' status, although no assurance can be given in that regard.

     The Company's ability to capture a significant portion of the AT&T Entities Product Sales is augmented by the provisions of the Agreement Supplements with Lucent and NCR pursuant to which Lucent and NCR have licensed certain trade names and service marks, including the 'Lucent Technologies' and 'NCR' trade names, to the Company for use in the business of the Company and certain of its subsidiaries. The Company's License Agreement with AT&T also has similar provisions. The initial term of the License Agreement and Agreement Supplements expires on August 4, 2000 but will be automatically renewed in the event of a renewal of the relevant Operating Agreement, for a term equal to any renewal term of that Operating Agreement. Each License Agreement may be terminated prior to the end of its term upon the occurrence of certain events (including upon the termination of the applicable Operating Agreement and the occurrence of certain ratings downgrades below 'BB+' by S&P or below 'Ba1' by Moody's). In addition, AT&T may require the Company to discontinue, following two years' prior notice, use of (i) the 'AT&T' trade name as part of the Company's corporate name and
(ii) the other service marks licensed by AT&T to the Company. The Company's subsidiaries may, in such event, continue to use the 'AT&T' trade name and service marks in connection with the provision of financing services and otherwise in accordance with the terms of the License Agreement, which include extensive restrictions on the use thereof in connection with the issuance of securities.

     The Operating Agreements do not apply to the Company's relationship with the AT&T Entities as end-users of information technology and other equipment or vehicles financed by the Company. Although the Intercompany Agreement and Agreement Supplements provides that each AT&T Entity will view the Company as its preferred provider of financing, the Intercompany Agreement and Agreement Supplements do not require any of the AT&T Entities to continue to use the Company as its financing source for its own acquisitions of such equipment or vehicles if competitors of the Company offer financing on more attractive terms. See 'Relationship with AT&T Entities.'

RISKS RELATED TO THE TERMINATION OF AT&T'S OWNERSHIP INTEREST IN THE COMPANY

     BUSINESS RELATIONSHIP. Prior to the consummation of the Merger, AT&T had an approximately 86% economic interest in the Company. The Company believes that it has benefitted from that interest because approximately 86% of the profits derived by the Company from its commercial relationship with the AT&T Entities (the Company's most important commercial relationship -- see ' -- Changes in Relationship with AT&T Entities -- Revenues and Net Income Attributable to AT&T Entities' above) directly or indirectly benefitted AT&T. Following the AT&T Restructuring and the consummation of the Merger, the Company's relationship with AT&T, Lucent and NCR as its principal customers and sources of business will be based entirely on commercial dealings and its contract rights, without any ownership interest by AT&T, Lucent or NCR in the Company. To the extent that this change causes the relations of AT&T, Lucent and NCR with the Company to be less favorable than in the past, there will be an adverse effect on the Company.

     CERTAIN INCREASED COSTS AND EXPENSES.

     General. In connection with the consummation of the Merger and related transactions pursuant to which AT&T sold its entire indirect equity interest in the Company (see 'The Merger'), certain of the Company's annual expenses are expected to increase. A summary of the significant increases follows.

     Borrowing Costs. While it is difficult to predict the response of investors to the Company's medium and long-term note and commercial paper programs and, therefore, it is difficult to quantify such effect of the Merger and related transactions and consequent downgrading of ratings on the Company's debt with reasonable accuracy, the Company has estimated an increase in borrowing costs of approximately 20 basis points relating to its commercial paper program and 25 basis points relating to its medium and long-term debt issuances. Assuming such an increase in borrowing costs, had the Merger occurred on January 1, 1995, the Company's 1995 interest expense would have increased by $7.4 million. The increase in interest expense was calculated using the 1995 average commercial paper balance outstanding and the 1995 issuances of medium and long-term debt multiplied by the respective incremental borrowing costs. To illustrate the Company's sensitivity to interest rates, had the increase in such borrowing costs been 10 basis points lower or higher than the assumed respective increases in borrowing costs referred to above the Company's interest expense increase would have been $4.1 million or $10.7 million, respectively.

     Tax Deconsolidation. The Company was formerly a member of AT&T's consolidated group for federal income tax purposes, but immediately after the Merger ceased to be a member of such tax group (the 'Tax Deconsolidation'). The Tax Deconsolidation is expected to have certain adverse effects on the Company as described below.

     Most  financings  by  the  Company of  products  manufactured  by  the AT&T
Entities involve the purchase of such products by the Company and the contemporaneous lease of such products by the Company to third parties. Because the Company and the AT&T Entities are no longer affiliated, sales of such products to the Company by the AT&T Entities will generate current taxable income for AT&T or the affiliate of AT&T manufacturing such products, together with a liability of AT&T or such affiliate to pay federal income tax on such income. Notwithstanding such sales of products, while the Company was a part of the AT&T consolidated federal income tax group at the time of such sale, the payment of such taxes had been deferred (the amount of such previously deferred taxes being herein called 'Gross Profit Tax Deferral') generally until the Company claimed depreciation on the products, or sold the products outside the group. Pursuant to one of the former tax agreements between AT&T and the Company, AT&T had extended interest-free loans to the Company in an amount equal to the then outstanding amount of Gross Profit Tax Deferral, as well as certain other intercompany transactions.

     As a result of the Tax Deconsolidation, the Company no longer receives such loans, which had constituted a competitive advantage to the Company in financing the AT&T Entities Products. In addition, the Company was required to repay all such outstanding loans immediately prior to the Tax Deconsolidation. The aggregate outstanding principal amount of the interest-free loans associated with Gross Profit Tax Deferral which were repaid by the Company in connection with the Tax Deconsolidation equaled approximately $247.4 million. Additionally, as a result of Tax Deconsolidation, the Company made a payment to AT&T of $35 million in exchange for AT&T's assumption of certain federal and combined state tax liabilities of the Company relating to periods prior to the Merger.

     Operating and Administrative Expenses. The Company's annual expenses for operating and administrative expenses are expected to increase after the Merger as a result of the Company no longer being entitled to the discounts accorded to AT&T and its subsidiaries or received directly from AT&T. The incremental and recurring costs in the Company's operating and administrative expenses for which the Company received such discounts include services for telecommunication, certain information processing, travel, human resources, real estate, express mail and insurance services. In addition, annual management and advisory fees of initially $3.0 million will be paid to Nomura. The Company estimates the total increase in operating and administrative expenses to be $5.9 million annually (including such management and advisory fees).

     Compensation and Benefit Plans. Under the Company's Share Performance Incentive Plan ('SPIP'), approximately 120 employees had the right to receive cash awards at the end of five, 3-year performance periods. The first such period ended on June 30, 1996, with each of the other performance periods ending on the annual anniversary of such date through and including June 30, 2000. In connection with the Merger, nearly all of these cash awards for the second through the fifth performance periods were accelerated and paid at the closing of the Merger, resulting in an aggregate payment of approximately $50.9 million. In addition, approximately $9.9 million is expected to be paid to certain officers and other key employees of the Company in connection with the waiver and modification of the Company's Leadership Guarantee Plan and other termination and compensation related payments effective upon closing of the Merger.

     Transaction Costs. The Company will incur an $11.3 million after-tax expense relating to the Company's Merger-related and other transaction costs.

COMPETITION

     The equipment leasing and finance industry in which the Company operates is highly competitive and has been undergoing a process of consolidation. As a result, certain of the Company's competitors' relative cost bases have been reduced. Participants in the industry compete through price (including the ability to control costs), risk management, innovation and customer services. Principal cost factors include the cost of funds, the cost of selling to or
obtaining  new  end-user  customers  and  vendors  and  the  cost  of   managing
portfolios. The Company's competitors include captive or related leasing companies (such as General Electric Capital Corporation and IBM Credit Corporation), independent leasing companies (such as Comdisco, Inc.), certain banks engaged in leasing, lease brokers and investment banking firms that arrange for the financing of leased equipment, and manufacturers and vendors which lease their own products to customers. Many of the competitors of the Company are large companies that have substantial capital, technological and marketing resources; some of these competitors are significantly larger than the Company and have access to debt at a lower cost than the Company.

CERTAIN OTHER RISKS

     The Company is subject to certain other risks including the risk that its allowance for credit losses may not prove adequate to cover ultimate losses and that its estimated residual values will not be realized at the end of the lease terms. On an aggregate basis, the Company has historically realized proceeds from the sale of equipment during the lease term and at lease termination in excess of the Company's recorded residual values. There can be no assurance, however, that credit allowances will prove adequate to cover losses in connection with the Company's investment in finance receivables, capital leases and operating leases ('Portfolio Assets', and net of allowance for credit losses, 'Net Portfolio Assets') or that such residual values will be realized in the future. See 'Business of the Company -- Certain Business Skills.'

RISK FACTORS RELATED TO TOPRS

     DISTRIBUTIONS PAYABLE ONLY IF DECLARED BY GENERAL PARTNER; RESTRICTIONS ON CERTAIN PAYMENTS; TAX CONSEQUENCES

     Distributions on the Partnership Preferred Securities will be payable only if, as and when declared by the General Partner in its sole discretion. If interest payments on the Debentures are deferred as permitted thereby, or if such interest payments are not paid to the Partnership according to their terms (and guarantee payments on the Investment Guarantees are not made by the Company), the Partnership will generally lack funds to pay distributions on the Partnership Preferred Securities. If the Partnership does not make current distributions on the Partnership Preferred Securities, either because the General Partner does not declare distributions to be made or because the Partnership lacks sufficient funds, the Trust will not have funds available to make current distributions on the Trust Preferred Securities.

     As described under 'Description of the Trust Guarantee -- Certain Covenants of the Company,' the Company will be restricted from, among other things, paying any dividends on its Common Stock or (subject to certain exceptions) making payments to Affiliates if full distributions on the Trust Preferred Securities have not been paid. However, the Company has no current intention to pay dividends on its Common Stock at any time in the foreseeable future. Therefore, although the Company's intention as to its dividend policy can and may change at any time in the future at the discretion of the Company's Board of Directors (subject to applicable requirements of law), the restriction on dividend payments that would be imposed on the Company if distributions are not made on the Trust Preferred Securities would not materially affect the manner in which the Company intends to operate its business. In addition, as a consequence of the Merger, the Company's Common Stock is no longer listed on the New York Stock Exchange and there is no longer a public market for the Common Stock; the absence of such public market, together with the current policy of the Company not to pay dividends, reduces the effectiveness of the dividend restriction described above in deterring the Company, as General Partner, from failing to declare distributions on the Partnership Preferred Securities.

     Should the Partnership fail to pay current distributions on the Partnership Preferred Securities, each holder of Trust Preferred Securities will generally be required to accrue income, for United States federal income tax purposes, in respect of the cumulative deferred distributions (including interest thereon) allocable to its proportionate share of the Partnership Preferred Securities. As a result, each holder of Trust Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made by the Trust. See 'Certain Federal Income Tax Considerations.'

     INSUFFICIENT INCOME OR ASSETS AVAILABLE TO PARTNERSHIP

     The Trust Preferred Securities are subject to the risk of a current or liquidating distribution rate mismatch between the rate paid on the Trust
Preferred Securities and the rate paid on the securities held by the Partnership, including the Debentures and any additional securities acquired by the Partnership in the future. Such mismatch could occur if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accrue in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments or Eligible Debt Securities that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities at a rate of 9.06% per annum or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full. If the reinvestments in the Investment Affiliates contemplated by the General Partner do not meet the eligibility criteria for Affiliate Investment Instruments described under 'Description of the Partnership Preferred Securities -- Partnership

Investments,' the Partnership shall invest funds available for reinvestment in Eligible Debt Securities. To the extent that the Partnership lacks sufficient funds to make current or liquidating distributions on the Partnership Preferred Securities in full, the Trust will not have sufficient funds available to pay full current or liquidating distributions on the Trust Preferred Securities.

     DEPENDENCE ON AFFILIATE INVESTMENT INSTRUMENTS

     Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's capital contribution will be invested in the Debentures, which consist of debt instruments of the Company and two domestic eligible controlled affiliates.

     PROPOSED TAX LEGISLATION

     On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the 'Proposed Legislation') that would, among other things, deny the borrower an interest deduction with respect to certain types of debt instruments that are payable in stock of the issuer or a related party. The Proposed Legislation also would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the 'Joint Statement') indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of 'appropriate Congressional action'. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the 'Democrat Letters'). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Debentures. There can be no assurances, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event or a Trust Tax Event that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

     SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Trust Special Event or a Partnership Special Event (each of which will generally be triggered either upon (i) the occurrence of certain adverse tax consequences to the Trust or the Partnership, as the case may be, or the denial of an interest deduction by the related Investment Affiliate on the Debentures held by the Partnership or (ii) the Trust or Partnership being considered an 'investment company' under the 1940 Act) (each, a 'Special Event'), the Trust will be dissolved with the result, except in the limited circumstances described below, that the Partnership Preferred Securities would be distributed to the holders of the Trust Preferred Securities in connection with the liquidation of the Trust. In certain circumstances, the Partnership shall have the right to redeem the Partnership Preferred Securities, in whole (but not in part), in lieu of a distribution of the Partnership Preferred Securities by the Trust, in which event the Trust will redeem the Trust Preferred Securities for cash. See 'Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution' and 'Description of the Partnership Preferred Securities -- Partnership Special Event Redemption.'

     Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income on the Partnership Preferred Securities, a distribution of the Partnership Preferred Securities upon the dissolution of the Trust would not be a taxable event to holders of the Trust Preferred Securities. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would be a taxable event to each such holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust. Similarly, the holders of the Trust Preferred Securities would recognize gain or loss if the Trust dissolves upon an occurrence of a Partnership Special Event and the holders of Trust Preferred Securities receive cash in exchange for their Trust Preferred Securities. See 'Certain United States Federal Income Tax Considerations -- Redemption of Trust Preferred Securities for Cash.'

     There can be no assurance as to the market prices for the Partnership Preferred Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution or liquidation of the Trust were to occur.
Accordingly, the Trust Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Partnership Preferred Securities that a holder of Trust Preferred Securities may receive upon dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby. Because holders of Trust Preferred Securities may receive Partnership Preferred Securities upon the occurrence of a Special Event, prospective purchasers of Trust Preferred Securities also are making an investment decision with regard to the Partnership Preferred Securities and should carefully review all the information regarding the Partnership Preferred Securities contained herein. See 'Description of the Partnership Preferred Securities -- Partnership Special Event Redemption' and 'Description of the Partnership Preferred Securities -- General.'

     RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEES AND THE COMPANY DEBENTURE

     The Company's obligations under the Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are subordinate and junior in right of payment to all liabilities of the Company and will rank pari passu with the most senior preferred stock issued, if any, from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company and its obligations under the Company Debenture are subordinate and junior in right of payment to all senior indebtedness of the Company. As of September 30, 1996, consolidated senior indebtedness of AT&T Capital aggregated approximately $7.9 billion. Except under certain limited circumstances described under 'Description of the Partnership Preferred Securities -- Partnership Investments' with respect to the Company Debenture, there are no terms in the Trust Preferred Securities, the Partnership Preferred Securities, the Guarantees or the Debentures that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Guarantees. See 'Description of the Partnership Preferred
Securities -- Partnership Investments' and ' -- Investment Guarantees,' 'Description of the Trust Guarantee' and 'Description of the Partnership Guarantee.'

     ENFORCEMENT OF CERTAIN RIGHTS BY OR ON BEHALF OF HOLDERS OF TRUST PREFERRED SECURITIES

     If a Trust Enforcement Event occurs and is continuing, then (a) the holders of Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights, as a holder of the Partnership Preferred Securities, against the Company, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee, and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries. Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under 'Description of the Partnership Preferred Securities -- Partnership Investments,' and the Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. See 'Description of the Trust Preferred Securities -- Trust Enforcement Events.'

     LIMITED VOTING RIGHTS

     Holders of the Trust Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See 'Description of the Trust Preferred Securities -- Voting Rights.'

     TRADING CHARACTERISTICS OF TRUST PREFERRED SECURITIES

     The price at which the Trust Preferred Securities may trade may not fully reflect the value of the accrued but unpaid distributions on the Trust Preferred Securities (which will equal the accrued but unpaid distributions on the Partnership Preferred Securities). In addition, as a result of the right of the General Partner to not declare current distributions on the Partnership Preferred Securities, the market price of the Trust Preferred Securities (which represent undivided beneficial ownership interests in the Partnership Preferred Securities) may be more volatile than other similar securities where there is no such right to defer current distributions. A holder who disposes of its Trust Preferred Securities will be required to include for United States federal income tax purposes accrued but unpaid distributions on the Partnership Preferred Securities through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the Partnership Preferred Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid distributions), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See 'Certain Federal Income Tax Considerations.'

     NO PRIOR MARKET FOR THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities constitute a new issue of securities with no established trading market. The Trust Preferred Securities have been approved, subject to issuance, for listing on the New York Stock Exchange. There can be no assurance that an active market for the Trust Preferred Securities will develop or be sustained in the future on the New York Stock Exchange. Although the Underwriters have indicated to the Company that they intend to make a market in the Trust Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

                                USE OF PROCEEDS

     The proceeds to be received by the Trust from the sale of the Trust Preferred Securities and the Trust Common Securities will be used by the Trust to purchase Partnership Preferred Securities, and will be applied by the Partnership to invest in the Debentures and Eligible Debt Securities. See 'Description of the Partnership Preferred Securities -- Partnership Investments.' The Company will, and will cause the subsidiaries of the Company which are the issuers of the Debentures to, use proceeds from the sale of such Debentures to the Partnership of $200 million to repay certain outstanding indebtedness.

                                 CAPITALIZATION

     The following table sets forth the short-term notes and capitalization of the Company as of September 30, 1996, pro forma for the Merger and related transactions (excluding the effects of this offering) as described below under 'The Merger', and as adjusted to give effect to the sale of the Trust Preferred Securities offered hereby and the application of the proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and the related notes thereto incorporated by reference in this Prospectus.

                                                                                      PRO FORMA      AS ADJUSTED FOR
                                                                        ACTUAL      FOR MERGER(1)     THE OFFERING
                                                                      ----------    -------------    ---------------
                                                                                  (DOLLARS IN THOUSANDS)
Short-term notes, less unamortized discounts.......................   $3,021,459     $ 1,714,859       $ 1,514,859
Medium and long-term debt..........................................    4,896,467       4,896,467         4,896,467
Company-obligated preferred securities of subsidiary(2)............       --             --                200,000
Shareowners' equity:
     Preferred Stock, $.01 par value, authorized 10,000,000 shares;
       no shares issued and outstanding............................       --             --               --
     Common Stock, $.01 par value, authorized 100,000,000 shares;
       issued and outstanding 47,097,447 shares (150,000,000 shares authorized and 90,000,000 shares issued and outstanding on a
       pro forma basis)............................................          471             900               900
Additional paid-in capital.........................................      786,163         624,206           624,206
Foreign currency translation adjustment............................       (2,804)         (2,804)           (2,804)
Retained earnings..................................................      454,895          84,900            84,900
Recourse loans to senior executives(3).............................      (20,923)        (15,423)          (15,423)
                                                                      ----------    -------------    ---------------
     Total shareowners' equity.....................................    1,217,802         691,779           691,779
                                                                      ----------    -------------    ---------------
     Total capitalization..........................................   $9,135,728     $ 7,303,105       $ 7,303,105
                                                                      ----------    -------------    ---------------
                                                                      ----------    -------------    ---------------

------------

(1) Gives effect to the Merger and related transactions (excluding the effects of this offering), which are described below under 'The Merger.'

(2) As described herein, the assets of the Trust will be comprised of the Partnership Preferred Securities issued by the Partnership, and the assets of the Partnership will initially be comprised of the Debentures and the Eligible Debt Securities. Except to the extent described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' the Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities.

(3) These recourse loans to senior executives were made pursuant to the Company's 1993 Leveraged Stock Purchase Plan and the 1993 Long Term Incentive Plan. Most of these loans remain outstanding following the Merger.

               RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY

                             PRO FORMA FOR OFFERING(1)
                           -----------------------------
                            NINE MONTHS                      NINE MONTHS
                               ENDED         YEAR ENDED         ENDED                 YEAR ENDED DECEMBER 31,
                           SEPTEMBER 30,    DECEMBER 31,    SEPTEMBER 30,    -----------------------------------------
                               1996             1995            1996         1995     1994     1993     1992     1991
                           -------------    ------------    -------------    -----    -----    -----    -----    -----
Ratio of earnings to
  fixed charges.........          1.49x           1.47x            1.51x      1.50x    1.62x    1.57x    1.44x    1.29x

------------

(1) The pro forma data represents the Company's results as if the issuance of the Trust Preferred Securities had taken place on January 1, 1995. Had the Merger and related transactions, including the issuance of the Trust Preferred Securities, taken place on January 1, 1995, the pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 would have been 1.17x, and for the year ended December 31, 1995 there would have been an earnings deficiency of $30.0 million to cover fixed charges. See 'The Merger' for a description of the Merger and the transactions related to the Merger reflected in this pro forma presentation.

     Earnings consist of income before income taxes and cumulative effect on prior years of accounting change plus fixed charges. Fixed charges consist of interest on indebtedness and the portion of rentals representative of the interest factor.

                            SELECTED FINANCIAL DATA

     The Results of Operations Data, the Balance Sheet Data and the Other Data shown below at or for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 are derived from the Consolidated Financial Statements of the Company at such dates or for such periods, which have been audited by Coopers & Lybrand L.L.P., independent accountants. Such data at or for the nine months ended September 30, 1996 and 1995 are derived from unaudited consolidated financial information. In management's opinion, the Company's unaudited consolidated financial statements at or for the nine months ended September 30, 1996 and 1995 include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results for the entire year or any other interim period.

     The selected financial data as presented below should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Consolidated Financial Statements and related notes thereto incorporated by reference in this Prospectus. The Company's unaudited consolidated financial information at or for the nine months ended September 30, 1996 does not include the effects of the Merger and related transactions. For a description of the significant impact of the Merger and related transactions on the Company's financial position and results of operations, see 'The Merger.' For a description of certain increased annual costs that the Company expects to incur as a result of the Merger, see 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company.'

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,
                                          -------------------------
                                             1996           1995
                                          -----------    ----------
                                           (DOLLARS IN THOUSANDS,
                                          EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS DATA:
    Total revenues.....................   $ 1,370,494    $1,140,651
    Interest expense...................       350,359       300,891
    Operating and administrative
      expenses.........................       375,172       351,443
    Provision for credit losses........        71,454        60,359
    Income before income taxes and
      cumulative effect on prior years
      of accounting change.............       182,496       143,276
    Income before cumulative effect on
      prior years of accounting change
      and impact of tax rate change....       115,290        85,466
    Cumulative effect on prior years of
      accounting change(1).............       --             --
    Impact of 1993 tax rate
      change(1)........................       --             --
    Net income(1)......................       115,290        85,466
    Earnings per share(1)..............          2.43          1.82


                                                               YEAR ENDED DECEMBER 31,
                                          -----------------------------------------------------------------
                                             1995         1994          1993          1992          1991
                                          ----------   ----------    ----------    ----------    ----------

RESULTS OF OPERATIONS DATA:
    Total revenues.....................   $1,577,035   $1,384,079    $1,359,589    $1,265,526    $1,160,150
    Interest expense...................      411,040      271,812       236,335       252,545       275,650
    Operating and administrative
      expenses.........................      473,663      427,187       381,515       359,689       298,833
    Provision for credit losses........       86,214       80,888       123,678       111,715       108,635
    Income before income taxes and
      cumulative effect on prior years
      of accounting change.............      208,239      173,614       138,040       114,875        82,559
    Income before cumulative effect on
      prior years of accounting change
      and impact of tax rate change....      127,555      100,336        83,911        73,572        54,199
    Cumulative effect on prior years of
      accounting change(1).............       --           --            (2,914)       --            --
    Impact of 1993 tax rate
      change(1)........................       --           --           (12,401)       --            --
    Net income(1)......................      127,555      100,336        68,596        73,572        54,199
    Earnings per share(1)..............         2.70         2.14          1.60          1.83          1.35

                            AT SEPTEMBER 30,                             AT DECEMBER 31,
                            ----------------    ------------------------------------------------------------------
                                  1996             1995          1994          1993          1992          1991
                            ----------------    ----------    ----------    ----------    ----------    ----------
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
    Total assets.........     $ 10,251,600      $9,541,259    $8,021,923    $6,409,726    $5,895,429    $5,197,245
    Total debt(2)........        7,917,926       6,928,409     5,556,458     4,262,405     4,089,483     3,594,247
    Total
      liabilities(2).....        9,033,798       8,425,134     7,013,705     5,485,283     5,158,808     4,647,979
    Total shareowners'
      equity.............        1,217,802       1,116,125     1,008,218       924,443       736,621       549,266

                                                                                                  (table continued on next page)

                              AT OR FOR THE NINE MONTHS
                                 ENDED SEPTEMBER 30,                        AT OR FOR THE YEAR ENDED DECEMBER 31,
                            ------------------------------    ------------------------------------------------------------------
                                  1996             1995          1995          1994          1993          1992          1991
                            ----------------    ----------    ----------    ----------    ----------    ----------    ----------
                                                                   (DOLLARS IN THOUSANDS)
OTHER DATA:
    Ratio of earnings to
      fixed charges(3)...             1.51x           1.47x         1.50x         1.62x         1.57x         1.44x         1.29x
    Ratio of total debt
      to shareowners'
      equity(4)..........             6.50x           6.07x         6.22x         5.51x         4.61x         5.55x         6.54x
    Return on average
      equity(5)(7).......             13.2%           11.0%         12.1%         10.5%          8.5%         11.4%         10.7%
    Return on average
      assets(6)(7).......              1.6%            1.3%          1.5%          1.4%          1.1%          1.3%          1.1%
    Portfolio Assets of
      the Company........     $ 10,041,020      $8,892,895    $9,328,623    $7,661,226    $6,236,624    $5,724,702    $5,050,797
    Allowance for credit
      losses.............          235,205         214,711       223,220       176,428       159,819       123,961        93,967
    Net Portfolio Assets
      of the Company.....        9,805,815       8,678,184     9,105,403     7,484,798     6,076,805     5,600,741     4,956,830
    Assets of others
      managed by the
      Company............        2,159,316       2,428,924     2,214,502     2,659,526     2,795,663     1,374,354       649,014
    Volume of equipment
      financed(8)........        3,780,000       3,088,790     4,567,000     4,251,000     3,467,000     3,253,000     2,453,000
    Ratio of allowance
      for credit losses
      to net
      charge-offs(9).....             3.08x           4.22x         4.77x         3.18x         2.71x         1.58x         1.15x
    Ratio of net
      charge-offs to
      Portfolio
      Assets(9)..........             0.76%           0.57%         0.50%         0.73%         0.95%         1.37%         1.62%
    Ratio of allowance
      for credit losses
      to Portfolio
      Assets.............             2.34%           2.41%         2.39%         2.30%         2.56%         2.17%         1.86%
    Ratio of operating
      and administrative
      expenses to
      period-end total
      assets(10).........             4.88%           5.19%         4.96%         5.33%         5.95%         6.10%         5.75%

------------
 (1) Net income and earnings per share for 1993 were adversely impacted by the federal tax rate increase to 35% and a cumulative effect on prior years of accounting change. See note 10 to the Consolidated Financial Statements incorporated herein by reference to the 1995 Form 10-K. Earnings per share without these charges for 1993 would have been $1.95 per share. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company' for a description of certain increased annual costs that the Company might incur as a result of the Merger.
 (2) Total debt does not include, and total liabilities includes, certain interest-free loans from AT&T to the Company under certain tax agreements, in aggregate outstanding principal amounts of $247.4 million, $248.9 million, $214.1 million, $188.6 million, $193.1 million and $206.6 million at September 30, 1995, December 31, 1995, 1994, 1993, 1992 and 1991,
     respectively. The Company no longer receives such interest-free loans and repaid such loans in their entirety with a payment of $247.4 million on September 30, 1996. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation' and
     note 4 below.
 (3) Earnings before income taxes and cumulative effect on prior years of accounting change plus fixed charges (the sum of interest on indebtedness and the portion of rentals representative of the interest factor) divided by fixed charges. Prior to the Merger, a portion of the Company's indebtedness to AT&T did not bear interest. See note 2 above. On a pro forma basis giving effect to the issuance of the Trust Preferred Securities on January 1, 1995, the ratio of earnings to fixed charges for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been 1.49x and 1.47x, respectively. Had the Merger and related transactions, including the issuance of the Trust Preferred Securities, taken place on January 1, 1995, the pro forma ratio of earnings to fixed charges for the nine months ended September 30, 1996 would have been 1.17x and for the year ended December 31, 1995, there would have been an earnings deficiency of $30.0 million to cover fixed charges. See 'Ratio of Earnings to Fixed Charges of the Company.'
 (4) Total debt did not include certain interest-free loans previously made from AT&T to the Company under certain tax agreements. The Company repaid such loans in their entirety with a payment of $247.4 million on September 30, 1996. If such loans were so included, the ratio of total debt to shareowners' equity would have been 6.28x, 6.45x, 5.72x, 4.81x, 5.81x and 6.92x at September 30, 1995, December 31, 1995, 1994, 1993, 1992 and 1991,
     respectively. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation' and note 2 above.
 (5) Net income (annualized in the case of the nine months ended September 30, 1996 and 1995) divided by average total shareowners' equity.
 (6) Net income (annualized in the case of the nine months ended September 30, 1996 and 1995) divided by average total assets.
 (7) In 1993, the Company's adjusted return on average equity and return on average assets, defined as income before cumulative effect on prior years of accounting change and impact of tax rate change as a percentage of average equity and average assets, respectively, was 10.3% and 1.4%, respectively.
 (8) Total principal amount of loans and total cost of equipment associated with finance and lease transactions recorded by the Company and the increase, if any, in outstanding inventory financing and asset-based lending transactions.
 (9) Net charge-offs at September 30, 1996 and 1995 are calculated based on the twelve months then ended.
(10) Operating and administrative expenses (annualized for the nine months ended September 30, 1996 and September 30, 1995) divided by period-end total assets.

                            BUSINESS OF THE COMPANY

     The   following  information  should  be   read  in  conjunction  with  the
description of the Company's business in the 1995 Form 10-K of the Company incorporated herein by reference.

GENERAL

     AT&T Capital is a full-service, diversified equipment leasing and finance company with a presence in more than 20 countries in North America, Europe, Canada, the Asia/Pacific Region and Latin America. The Company is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital leases and finances equipment manufactured and distributed by numerous vendors, including Lucent and NCR. In addition, the Company provides equipment leasing and financing and related services directly to end-user customers. The Company's approximately 500,000 customers include large global companies, small and mid-size businesses and federal, state and local governments and their agencies.

     A significant portion of the Company's total assets and revenues and a substantial majority of its net income are attributable to financing provided by the Company to Customers of the AT&T Entities with respect to AT&T Entities
Products and, to a lesser extent, transactions with the AT&T Entities as End-Users, primarily with respect to the lease of information technology and other equipment or vehicles to them as end-users and the administration and management of certain leased assets on behalf of AT&T.

     The following table shows the respective percentages of the Company's total assets, revenues and net income (loss) related to its United States and foreign operations that are attributable to (i) leasing and financing services provided by the Company to Customers of the AT&T Entities, (ii) transactions involving the AT&T Entities as End-User and (iii) the Company's non-AT&T Entities related business, in each case at or for the nine months ended September 30, 1996 and at or for the years ended December 31, 1995, 1994 and 1993. A substantial majority of the assets and revenues, and substantially all the Company's net income, that were attributable to Customers of the AT&T Entities were attributable to leasing and financing services provided by the Company to customers of Lucent and its subsidiaries. The net income (loss) shown below were calculated based upon what the Company believes to be a reasonable allocation of interest, income taxes and certain corporate overhead expenses.

                                                 AT OR FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 ----------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES         % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    --------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------

Customers of the AT&T
  Entities....................   27.7       0.6      28.3    30.0       0.5      30.5     59.6       0.1       59.7
AT&T Entities as End-User.....    4.0      --         4.0     7.2      --         7.2      7.6      --          7.6
Non-AT&T Entities Related
  Business....................   49.0      18.7      67.7    49.3      13.0      62.3     36.8      (4.1)      32.7
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------
          Total...............   80.7      19.3     100.0    86.5      13.5     100.0    104.0      (4.0)     100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------
                                 ----    -------    -----    ----    -------    -----    -----    -------    ------

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1995
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

Customers of the AT&T
  Entities....................   29.4       0.1      29.5    32.3       0.4      32.7     67.2       0.7      67.9
AT&T Entities as End-User.....    5.3      --         5.3     8.3      --         8.3      8.2      --         8.2
Non-AT&T Entities Related
  Business....................   47.8      17.4      65.2    46.3      12.7      59.0     27.0      (3.1)     23.9
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   82.5      17.5     100.0    86.9      13.1     100.0    102.4      (2.4)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1994
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

Customers of the AT&T
  Entities....................   34.3       0.3      34.6    33.1       0.3      33.4     83.9      (1.4)     82.5
AT&T Entities as End-User.....    6.8      --         6.8     9.5      --         9.5      8.5      --         8.5
Non-AT&T Entities Related
  Business....................   48.0      10.6      58.6    47.8       9.3      57.1     11.8      (2.8)      9.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   89.1      10.9     100.0    90.4       9.6     100.0    104.2      (4.2)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

                                                    AT OR FOR THE YEAR ENDED DECEMBER 31, 1993
                                 ---------------------------------------------------------------------------------
                                       % OF ASSETS             % OF TOTAL REVENUES        % OF NET INCOME (LOSS)
                                 ------------------------    ------------------------    -------------------------
                                 U.S.    FOREIGN    TOTAL    U.S.    FOREIGN    TOTAL    U.S.     FOREIGN    TOTAL
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

Customers of the AT&T
  Entities....................   38.1       0.3      38.4    31.1       0.2      31.3     99.8      (1.7)     98.1(1)
AT&T Entities as End-User.....    9.5      --         9.5    14.9      --        14.9     20.8      --        20.8(1)
Non-AT&T Entities Related
  Business....................   46.1       6.0      52.1    47.8       6.0      53.8     (6.9)    (12.0)    (18.9)(1)
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
          Total...............   93.7       6.3     100.0    93.8       6.2     100.0    113.7     (13.7)    100.0
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----
                                 ----    -------    -----    ----    -------    -----    -----    -------    -----

------------

(1) In 1993, the Customers of the AT&T Entities, AT&T Entities as End-User and non-AT&T Entities related business net income (loss) accounted for 89.0%, 20.2% and (9.2%), respectively, of the Company's net income before cumulative effect of the 1993 accounting change and impact of the tax rate change. For a description of the 1993 accounting change and impact of the tax rate change, see Note 10 to the Consolidated Financial Statements which are included in the 1995 Form 10-K incorporated herein by reference.

     The increases in 1995 in the non-AT&T Entities related business assets and revenues (as a percentage of total assets and revenues) were generated almost equally from United States and foreign operations. The significant increase in 1995 in the Company's United States non-AT&T Entities related business net income was primarily generated from large-ticket specialty and structured finance activities, Small Business Administration loan sales and growth in the vehicle portfolio. Net losses from foreign non-AT&T Entities related business somewhat offset the strong United States results.

     The securitization of certain non-AT&T Entities related Portfolio Assets positively affected net income of the non-AT&T Entities related business in all years presented as well as in the nine months ended September 30, 1996. However, the Company decreased significantly the amount of securitization each year from 1993 through 1995. Partly as a result of the reduction in securitized assets, the portion of the Company's non-AT&T Entities related business net income attributable to securitization has decreased by 88.7% from 1993 to 1995. See
Note 6 to the Consolidated Financial Statements in the 1995 Form 10-K incorporated herein by reference. The Company's non-AT&T Entities related business contributed 30.9% of the Company's net income for the nine months ended September 30, 1996 without giving effect to a securitization of non-AT&T Entities related business Portfolio Assets effected by the Company during such period. No similar securitization was effected during the nine months ended September 30, 1995. See ' -- Business Strategy' below for a discussion of the Company's current securitization plans.

BUSINESS STRATEGY

     AT&T Capital has two broad business strategies: (i) to enhance its position as a leader in providing leasing and financing services that are marketed to customers of equipment manufacturers, distributors and dealers with whom the Company has a marketing relationship for financing services (the Company's 'Global Vendor Finance' strategy); and (ii) to establish itself as a leader in providing leasing, financing and related services that are marketed directly to end-users of equipment, including customers of the Company's Global Vendor Finance marketing activities (e.g., end-users acquiring general equipment for which the Company previously financed telecommunications equipment), as well as customers of vendors with whom the Company does not have a marketing relationship for financing services (the Company's 'Direct Customer Finance' strategy).

     In 1995, Global Vendor Finance constituted 58% of the Company's total financing volume (24% attributable to the AT&T Entities and 34% attributable to other vendors) and represented 56% of the Company's year-end total assets (29% attributable to the AT&T Entities and 27% attributable to other vendors). In 1995, Direct Customer Finance constituted 42% of the Company's total financing volume (4% attributable to AT&T Entities and their employees as end-users and 38% to other end-users) and 44% of the Company's year-end total assets (5% attributable to the AT&T Entities and their employees as end-users and 39% to other end-users).

     The Company anticipates that significant changes in the Company's financing strategy will be implemented. In particular, the Company anticipates that approximately 30% of its financing volume originated each year may be securitized annually pursuant to off-balance sheet securitization transactions. To the extent that the actual level of securitization deviates significantly from the planned level, there could be a material adverse effect on the Company. See 'Risk Factors -- Risks Related to Expected Plans Involving the Company-Securitization Program.' The Company anticipates that the cost of the Company's on-balance sheet financing will increase by virtue of its disaffiliation from AT&T and its lower debt ratings. See 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company.' However, such increase in borrowing costs is expected to be offset in significant part by the lower financing rates associated with the Company's planned off-balance sheet securitization program.

CERTAIN BUSINESS SKILLS

     The Company has developed a number of business skills and competencies that management believes make the Company an effective competitor in the leasing and finance industry. For example, in connection with its Global Vendor Finance relationship with the AT&T Entities, the Company has developed the capabilities necessary to service large numbers of customers on an efficient and timely basis. In general, the Company has linked its telecommunications and data systems with those of the sales and marketing offices of the AT&T Entities and has placed its own personnel and equipment at these offices. These linkages and on-site presence, in conjunction with the Company's credit review and scoring capabilities (see ' -- Vendor Relationship Management Skills -- Credit Management Skills' below), enable the Company to receive and process a large volume of applications, provide related credit review and approval and otherwise efficiently service a high volume of transactions at what the Company believes is a relatively low cost per transaction. This process allows the Company to respond on a timely basis to credit inquiries (generally within 10 minutes for routine financings under $50,000).

VENDOR RELATIONSHIP MANAGEMENT SKILLS

     As a result of its Global Vendor Finance and Direct Customer Finance relationships, the Company has, in addition to its credit management skills and asset management skills described below, gained significant experience in structuring and managing vendor finance and direct customer finance programs tailored to specific customer needs. The Company has tailored programs to specific customer needs by providing a number of specialized products and programs, including (i) customer financing products; (ii) specialized sales aid services, including training of vendor personnel and point-of-sale support;
(iii) tailored private label programs, in which financing is provided to the vendor's customers under the vendor's name; (iv) specialized customer operations support and interfaces; (v) alternate channel programs; (vi) inventory financing; and (vii) support for value-added retailers or distributions.

     CREDIT MANAGEMENT SKILLS. The Company has adopted policies and procedures that management believes allow the Company to review carefully the creditworthiness of its customers under procedures that management believes are efficient and timely. Management of key risks is initially the responsibility of business unit operating personnel and is further coordinated throughout the Company by the Risk Management Department, which has established policies and procedures for tracking credit performance results on a monthly basis.
Consistent with its strategy, the Company has diversified its credit risk associated with its Portfolio Assets by customer, industry segment, equipment type, geographic location and transaction maturity. Small transactions are generally credit scored by operating personnel utilizing innovative expert systems credit scoring technology developed in conjunction with the Bell Laboratories Operations Research Department. This credit scoring technology supports decisions and associated strategies for credit risk management throughout the customers' financing lifecycle. Larger transactions are individually reviewed by experienced credit officers. This system, when combined with the Company's ongoing risk management review process, provides overall risk management techniques that management believes position the Company favorably in the marketplace.

     ASSET MANAGEMENT SKILLS. The Company's asset management skills include its equipment remarketing capabilities, its in-house equipment refurbishing facilities and its knowledge of developing technologies and products and obsolescence trends, particularly with respect to information technology equipment. These skills assist the Company in its efforts to establish residual values, to maximize the value of equipment that is returned to the Company at the end of a lease and to help reduce the Company's risks in connection with its residual values. Estimates of residual values are determined by the Company from, among other things, studies prepared by the Company, professional appraisals, historical experience, industry data, market information on sales of used equipment, end-of-lease customer behavior and estimated obsolescence trends. The Company actively manages its residuals by working with lessees and vendors during the lease term to encourage lessees to extend their leases or upgrade and enhance their leased equipment, as appropriate, and by monitoring the various equipment industries, particularly the information technology industries, for obsolescence trends. The Company strategically manages its portfolio to ensure a broad diversification of residual value risk by equipment type and lease expiration.

     FINANCIAL STRUCTURING CAPABILITIES. The Company manages approximately $1.4 billion in lease finance assets (consisting principally of equity interests in leveraged leases of commercial aircraft and project finance transactions) for AT&T. The personnel that structured and negotiated the transactions under which the lease finance assets were acquired, in addition to providing services relating to the management of the lease finance assets, assist other segments of the Company's business in structuring transactions that require use of complex financial expertise, including transactions in specialty product areas that the Company believes are not currently being served adequately by the industry.

                                   THE MERGER

     On October 1, 1996, the Company consummated the Merger with Merger Sub, pursuant to the Merger Agreement among AT&T, the former indirect owner of approximately 86% of the outstanding Common Stock of the Company, Holdings and Merger Sub. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing its corporate existence under Delaware law as the surviving corporation.

     All of the outstanding common equity capital of the Company is currently directly or indirectly owned by the members of the Leasing Consortium consisting of (i) the Management Investors, including Thomas C. Wajnert, Chairman of the Board and Chief Executive Officer of the Company, and approximately 23 other members of the Company's senior management, and (ii) GRSH. Following the consummation of the Merger and the related transactions, the Management Investors own 3.3% of the Common Stock (or approximately 5.5% on a fully diluted basis) and GRSH indirectly owns 96.7% of the Common Stock (or approximately 94.5% on a fully diluted basis).

     The Merger and related transactions had a significant impact on the Company's financial position and results of operations. Had the Merger and related transactions occurred on September 30, 1996, on a pro forma basis, the Company's total assets, debt, total liabilities and shareowners' equity would have been $8.1 billion, $6.4 billion, $7.2 billion and $0.7 billion, respectively. Had the Merger and related transactions occurred on January 1, 1995, the Company's revenues for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been $1.2 billion and $1.3 billion, respectively, and the Company's net income (loss) for the nine months ended September 30, 1996 and the year ended December 31, 1995 would have been $38.4 million and $(16.4) million, respectively. The transactions related to the Merger include: (i) the securitization of approximately $3.1 billion of lease and loan receivables which occurred on October 15, 1996, and the application of the net proceeds therefrom principally to repay short-term borrowings of approximately $1.3 billion incurred as

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
part of the financing of the Merger; (ii) the conversion of the Company's then outstanding common stock to the right to receive $45 per share in cash pursuant to the Merger Agreement; (iii) the issuance and sale of the Trust Preferred Securities by the Trust and the application of the net proceeds therefrom; (iv) the Tax Deconsolidation from AT&T (see 'Risk Factors -- Risks Related to the Termination of AT&T's Ownership Interest in the Company -- Tax Deconsolidation'), including the repayment of approximately $247.4 million of non-interest bearing notes held by AT&T and the payment by the Company to AT&T of $35.0 million in exchange for AT&T's assumption of all federal and combined state tax liabilities of the Company relating to periods prior to the Merger;
(v) effects of an Internal Revenue Code of 1986, as amended (the 'Code') Section 338(h)(10) election, including the deferred tax effects relating to the Merger and the Section 338(h)(10) election; (vi) the issuance of short-term notes and the incurrence of liabilities for payments under certain benefit plans, other payments to certain employees and for Merger related transaction costs; (vii) the expected increase in the Company's borrowing cost resulting from the Merger;
(viii) the expected increase in the Company's annual expenses for operating and administrative expenses resulting from the Company no longer being entitled to the discounts accorded to AT&T and its subsidiaries or received directly from AT&T; (ix) the payment of certain annual transaction management and advisory fees; and (x) payments associated with acceleration of amounts payable under compensation and benefit plans.

     The Company's pro forma revenues and net income results for the periods described above do not reflect the Company's proposed future strategy of increasing its use of periodic securitizations of lease and loan receivables as a funding source. In addition, such pro forma results do not reflect the significant gain associated with the Company's October 15, 1996 asset securitization. Had the securitization taken place on January 1, 1995 and had such gain been included in the Company's pro forma results, the Company's revenues for the year ended December 31, 1995 would have been $1.4 billion, and the Company's net income for the year ended December 31, 1995 would have been $68.5 million (excluding other non-recurring expenses of $39.4 million).

     In addition to asset sales in connection with the Company's anticipated securitization transactions described in this Prospectus, the Company may review opportunities from time to time to dispose of certain assets depending upon market conditions and other circumstances at such time, although the Company does not currently have any agreements for such dispositions. The Company's Board of Directors and management will continue to evaluate the Company's corporate structure, business, management composition, operations, organization and other matters and make such changes as the Board deems appropriate.

     The Company's Current Report on Form 8-K dated October 1, 1996, which is incorporated by reference into this Prospectus, contains unaudited pro forma consolidated financial information with respect to the Company. Such unaudited pro forma consolidated financial information gives effect to the Merger and related transactions described above.

                        RELATIONSHIP WITH AT&T ENTITIES

     In September 1995, AT&T announced plans to effect the AT&T Restructuring, which was comprised of separating itself into three publicly traded companies (AT&T, Lucent and NCR) and disposing of its approximately 86% equity interest in the Company to the general public or another company. Pursuant to the AT&T Restructuring, the Company consummated the Merger which resulted in, among other things, the disposition by AT&T of its remaining equity interest in the Company. See 'The Merger.'

     On September 30, 1996, AT&T spun off its entire remaining interest in Lucent to AT&T's shareholders. Lucent's businesses involve the manufacture and distribution of public telecommunications systems, business communications systems, micro-electronic components, and consumer telecommunications products. In addition, AT&T has announced that it intends to distribute to its shareholders all of its interest in NCR by the end of 1996. NCR's businesses involve the manufacture and distribution of information technology equipment, including automatic teller machines and point-of-sale terminal equipment.

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
     In connection with the Company's IPO in 1993, the Company entered into a series of agreements with AT&T to formalize the relationship between the two companies, including the following three significant agreements, each dated as of June 25, 1993: (i) the Operating Agreement, (ii) the Intercompany Agreement and (iii) the License Agreement. Each of these agreements, together with the Agreement Supplements entered into with Lucent and NCR, are described below. The descriptions of such agreements set forth herein do not purport to be complete and are subject in their entirety to the actual terms of such agreements, copies of which have been filed with the Commission. See 'Available Information.'

     The AT&T Operating Agreement provides, among other things, that (i) the Company serves as AT&T's 'preferred provider' of financing services and has certain related and other rights and privileges in connection with the financing of AT&T equipment to AT&T's customers and (ii) subject to various exceptions, the AT&T Entities shall not compete or maintain an ownership interest in any business that competes with the Company and its subsidiaries. The Company has executed agreements comparable to the AT&T Operating Agreement with each of Lucent and NCR.

     As the 'preferred provider' of financing services for customers of Lucent, NCR and AT&T, the Company receives a number of significant benefits, including the receipt by the Company of information from Lucent and NCR relating to their product development and marketing plans, the promotion and support by Lucent and NCR of the efforts of the Company to market its leasing and financing services to their customers and dealers, the provision of space at the Lucent and NCR sales sites for personnel and equipment of the Company and the right of the Company to maintain computer and telecommunication linkages with Lucent and NCR in connection with the offering, documenting and monitoring of the Company's leasing and financing services. The Company endeavors to take advantage of these benefits, and has, over the past eleven years, invested significant resources in creating a financing organization dedicated to and integrated (through such computer and telecommunication linkages) with the sales forces of Lucent and, to a lesser extent, NCR. In addition, the Company has developed relationships with the organizations of the AT&T Entities (particularly Lucent), has developed and maintained comprehensive, proprietary customer databases and has gained a significant position with respect to the aftermarket for Lucent and NCR equipment. The Company believes that Lucent and NCR are likewise the recipients of significant benefits as a result of AT&T Capital's preferred provider status, although there can be no assurance that any of such agreements will be extended beyond the expiration of their initial term on August 4, 2000, or, if extended, that the terms and conditions thereof will not be modified in a manner adverse to the Company. See 'Risk Factors -- Changes in Relationship with AT&T Entities -- Operating and Certain Other Agreements with AT&T Entities.'

     In connection with its financing business for Lucent, the Company provides an additional incentive, in the form of a sales assistance fee, for Lucent to assist the Company in the financing of products manufactured or distributed by Lucent. The sales assistance fee is based on designated percentages of the aggregate sales prices and other charges ('volumes') of Lucent products financed by the Company. In early 1996, the Company agreed to increase the designated percentage for the sales assistance fee from the percentage paid by the Company in prior years. After giving effect to the changes in the fee for 1995, the sales assistance fee paid by the Company to Lucent for 1995 was approximately double the 1994 fee. The Company and Lucent recently agreed to a modified formula for calculating the sales assistance fee for the remaining years of the term of Lucent's Operating Agreement (retroactive to 1996). The revised formula is expected to result in aggregate annual sales assistance fees which are approximately double the amounts that would have been paid if the pre-1995 formula had been maintained.

     The Intercompany Agreement provides, among other things, that the Company will administer for a fee various portfolios of financing and leasing assets, including certain portfolios which prior to the Company's IPO had been owned by the Company. In addition, the Company has entered into the Agreement Supplements with Lucent and NCR pursuant to which Lucent and NCR have agreed that various provisions of the Intercompany Agreement shall equally apply to them.

     Pursuant to the License Agreement, AT&T has licensed certain trade names and service marks, including the 'AT&T' trade name, to the Company for use in the leasing and financing business of the

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
Company and certain of its subsidiaries and, in the case of the 'AT&T' trade name, to use as part of the corporate names of the Company and certain subsidiaries. Pursuant to the Agreement Supplements, Lucent and NCR have similarly licensed to the Company certain trade names and service marks, including the 'Lucent Technologies' and 'NCR' trade names.

     The initial term of each of the Operating Agreements, the Intercompany Agreement, the License Agreement and the Agreement Supplements is scheduled to end on August 4, 2000, subject to early termination rights. In addition, AT&T has the right under the License Agreement, after two years' prior notice, to require the Company to discontinue use of the 'AT&T' trade name as part of the Company's corporate or assumed or 'doing business' name.

     See 'Risk Factors -- Changes in Relationship with AT&T Entities -- Revenues and Net Income Attributable to AT&T Entities' for a description of the Company's dependence on the revenue and net income attributable to the Company's relationship with the AT&T Entities and their customers and employees.

                             CAPITA PREFERRED TRUST

     Capita Preferred Trust (the 'Trust') is a statutory business trust formed under the Delaware Business Trust Act, as amended (the 'Trust Act'), pursuant to a declaration of trust and the filing of a certificate of trust with the Secretary of State of the State of Delaware; such declaration will be amended and restated in its entirety (as so amended and restated, the 'Declaration') substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). Upon issuance of the Trust Preferred Securities, the purchasers thereof will own all the Trust Preferred Securities. See 'Description of the Trust Preferred Securities.' The Company will acquire Trust Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust will use all the proceeds derived from the issuance of the Trust Securities to purchase the Partnership Preferred Securities from the Partnership and, accordingly the assets of the Trust will consist solely of the Partnership Preferred Securities. The Trust exists for the exclusive purpose of
(i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Partnership Preferred Securities, and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, there will initially be five trustees (the 'Trustees') for the Trust. Three of the Trustees (the 'Regular Trustees') will be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company and is indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act (the 'Property Trustee'). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the 'Delaware Trustee'). Initially, The First National Bank of Chicago, N.A., a national banking association, will act as Property Trustee, and its affiliate, First Chicago Delaware Inc., a Delaware corporation, will act as Delaware Trustee until, in each case, removed or replaced by the holder of the Trust Common Securities. For purposes of compliance with the Trust Indenture Act, The First National Bank of Chicago, N.A. will also act as trustee under the Trust Guarantee (the 'Trust Guarantee Trustee').

     The Property Trustee will hold title to the Partnership Preferred Securities for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Partnership Preferred Securities under the Amended and Restated Agreement of Limited Partnership to be entered into by the Company and the Trust (the 'Limited Partnership Agreement') as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the 'Property Account') to hold all payments made in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Trust Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities. The Company, as the holder of all the Trust Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at

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
least three; provided further that at least one trustee shall be a Delaware Trustee, at least one trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Trust Securities).

     For so long as the Trust Preferred Securities remain outstanding, the Company will covenant (i) to maintain directly 100% ownership of the Trust Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of the Trust, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an 'investment company' for purposes of the 1940 Act and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Trust Act. See 'Description of the Trust Preferred Securities.' The Declaration and the Trust Guarantee also incorporate by reference the terms of the Trust Indenture Act.

     The location of the principal executive office of the Trust is c/o AT&T Capital Corporation, 44 Whippany Road, Morristown, NJ 07962, and its telephone number is (201) 397-3000.

                         CAPITA PREFERRED FUNDING L.P.

     Capita Preferred Funding L.P. (the 'Partnership') is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the 'Partnership Act'), on August 29, 1996. Pursuant to the certificate of limited partnership, as amended, and the Limited Partnership Agreement, the Company is the sole general partner of the Partnership (in such capacity the 'General Partner'). Upon the issuance of the Partnership Preferred Securities, which securities represent limited partner interests in the Partnership, the Trust will be the sole limited partner of the Partnership. Contemporaneous with the issuance of the Partnership Preferred Securities, the General Partner will contribute capital to the Partnership in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of the Partnership.

     The Partnership is managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Affiliate Investment Instruments and Eligible Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to the Partnership on the Affiliate Investment Instruments and on Eligible Debt Securities exceeds distributions payable with respect to the Partnership Preferred Securities, the Partnership may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

     For so long as the Partnership Preferred Securities remain outstanding, the Company will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of the Partnership and to maintain directly 100% ownership of the General Partner's interest in the Partnership, which interest will at all times represent at least 1% of the total capital of the Partnership; (ii) to cause the Partnership to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement, (iii) to use its commercially reasonable efforts to ensure that the Partnership will not be an 'investment company' for purposes of the 1940 Act and (iv) to take no action which would be reasonably likely to cause the Partnership to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See 'Description of the Partnership Preferred Securities.'

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     The  Limited Partnership Agreement  provides that the  General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership and be responsible for all debts and obligations of the Partnership (other than with respect to the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as the Partnership (i.e., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to it). The Partnership's business and affairs will be conducted by the General Partner.

     The location of the principal executive offices of the Partnership is c/o AT&T Capital Corporation, 44 Whippany Road, Morristown, NJ 07962 and its telephone number is (201) 397-3000.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, N.A., will act as trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Trust Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Trust Preferred Securities will be issued in fully registered form without coupons. Trust Preferred Securities will not be issued in bearer form. See ' -- Book-Entry Only Issuance -- The Depository Trust Company.'

     The Declaration authorizes the Regular Trustees of the Trust to issue the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. Title to the Partnership Preferred Securities will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the Trust to acquire any assets other than the Partnership Preferred Securities or the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments out of money held by the Trust upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under 'Description of the Trust Guarantee.' The Trust Guarantee will be held by The First National Bank of Chicago, N.A., the Trust Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Trust Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, holders of Trust Preferred Securities will have the remedies described below under ' -- Trust Enforcement Events.'

DISTRIBUTIONS

     The distribution rate on Trust Preferred Securities will be fixed at a rate per annum of 9.06% of the stated liquidation amount of $25 per Trust Preferred Security if, as and when the Trust has funds available for payment.
Distributions not paid on the scheduled payment date will accumulate and compound quarterly at a rate per annum equal to 9.06%. The term 'distribution' as used herein includes any such compounded amounts unless otherwise stated or the context otherwise requires. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

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     Distributions  on the Trust  Preferred Securities will  be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing December 31, 1996, if, as and when available for payment, by the Property Trustee, except as otherwise described below. If distributions are not paid when scheduled, the accrued distributions shall be paid to the holders of record of Trust Preferred Securities as they appear on the books and records of the Trust on the record date with respect to the payment date for the Trust Preferred Securities which corresponds to the payment date fixed by the Partnership with respect to the payment of cumulative distributions on the Partnership Preferred Securities.

     Distributions on the Trust Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Trust Preferred Securities will be limited to payments received by the Trust from the Partnership with respect to the Partnership Preferred Securities or from the Company on the Partnership Guarantee or the Trust Guarantee. Distributions on the Partnership Preferred Securities will be paid only if, as and when declared in the sole discretion of the Company, as the General Partner of the Partnership. Pursuant to the Limited Partnership Agreement, the General Partner is not obligated to declare distributions on the Partnership Preferred Securities at any time, including upon or following a Partnership Enforcement
Event. See 'Description of Partnership Preferred Securities -- Partnership Enforcement Events.'

     The assets of the Partnership consist only of Affiliate Investment Instruments (which initially will be the Debentures) and Eligible Debt
Securities. To the extent that the issuers (including, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities. If the Partnership does not declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. See 'Description of the Partnership Preferred Securities -- Distributions' and 'Description of the Trust Guarantee.' In addition, as described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accrue in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

     Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the
Property Trustee who will hold amounts received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under ' -- Book-Entry Only Issuance -- The Depository Trust Company' below. In the event that the Trust Preferred Securities do not remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A 'Business Day' shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

TRUST ENFORCEMENT EVENTS

     The occurrence, at any time, of (i) arrearages on distributions on the Trust Preferred Securities that shall exist for six quarterly distribution periods, (ii) a default by the Company in respect of any of its obligations under the Trust Guarantee or (iii) a Partnership Enforcement Event under the Limited Partnership Agreement, will constitute an enforcement event under the Declaration with respect to the Trust Securities (a 'Trust Enforcement Event'); provided, that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Trust Common Securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Special Representative with respect to certain matters under the Limited Partnership Agreement. See 'Description of the Partnership Preferred Securities -- Partnership Enforcement Events' for a description of the events which will trigger the occurrence of a Partnership Enforcement Event.

     Upon the occurrence of a Trust Enforcement Event, (a) the Property Trustee, as the holder of the Partnership Preferred Securities, shall have the right to enforce the terms of the Partnership Preferred Securities, including the right to direct the Special Representative to enforce (i) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (ii) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (iii) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and (b) the Trust Guarantee Trustee shall have the right to enforce the terms of the Trust Guarantee, including the right to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries.

     If the Property Trustee fails to enforce its rights under the Partnership Preferred Securities after a holder of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may directly institute a legal proceeding against the Partnership and the Special Representative to enforce the Property Trustee's rights under the Partnership Preferred Securities without first instituting any legal proceeding against the Property Trustee, the Trust or any other person or entity. In addition, for so long as the Trust holds any Partnership Preferred Securities, if the Special Representative fails to enforce its rights on behalf of the Partnership under the Affiliate Investment Instruments after a holder of Trust Preferred Securities has made a written request, a holder of record of Trust Preferred Securities may on behalf of the Partnership directly institute a legal proceeding against the Investment Affiliates under the Affiliate Investment Instruments, without first instituting any legal proceeding against the Property Trustee, the Trust, the Special Representative or the Partnership. In any event, for so long as the Trust is the holder of any Partnership Preferred Securities, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument or the failure of the Company to make any required payment when due on any Investment Guarantee, then a holder of Trust Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument or against the Company with respect to any such Investment Guarantee, in each case for enforcement of payment.

     Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under 'Description of the Partnership Preferred Securities -- Partnership Investments,' and Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities.

     The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

MANDATORY REDEMPTION

     The Partnership Preferred Securities may be redeemed by the Partnership at the option of the General Partner, in whole or in part, at any time on or after October 25, 2006 or at any time in certain circumstances upon the occurrence of a Partnership Special Event. Upon the repayment of the Partnership Preferred Securities upon such redemption (either at the option of the General Partner or pursuant to a Partnership Special Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Partnership Preferred Securities so repaid at an amount equal to the amount received in respect of the redeemed Partnership Preferred Securities; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See 'Description of the Partnership Preferred Securities -- General' and 'Description of the Partnership Preferred Securities -- Optional Redemption.'

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Trust Tax Event or a Trust Investment Company Event (each as hereinafter defined, and each, a 'Trust Special Event') shall occur and be continuing, the Regular Trustees shall, unless the Partnership Preferred Securities are redeemed in the limited circumstances described below, within 90 days following the occurrence of such Trust Special Event elect to either (i) dissolve the Trust upon not less than 30 nor more than 60 days' notice with the result that, after satisfaction of creditors of the Trust, if any, Partnership Preferred Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with a distribution rate identical to the distribution rate of, and accrued and unpaid distributions equal to accrued and unpaid distributions on, and having the same record date for payment as, the Trust Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Trust Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust; provided, however, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Partnership, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution or (ii) cause the Trust Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the Company shall pay any and all expenses incurred by or payable by the Trust attributable to the Trust Special Event. Furthermore, if in the case of the occurrence of a Trust Tax Event, the Regular Trustees have received an opinion (a 'Trust Redemption Tax Opinion') of nationally recognized independent tax counsel experienced in such matters that there is more than an insubstantial risk that interest payable by one or more of the Investment Affiliates with respect to the Debentures issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes even if the Partnership Preferred Securities were distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust as described above, then the General Partner shall have the right, within 90 days following the occurrence of such Trust Tax Event, to elect to cause the Partnership to redeem the Partnership Preferred Securities in whole (but not in part) for cash upon not less than 30 nor more than 60 days' notice and promptly following such redemption, the Trust Preferred Securities and Trust Common Securities will be redeemed by the Trust at the Redemption Price.

     'Trust Tax Event' means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent tax counsel experienced in such matters (a 'Trust Dissolution Tax Opinion') to the effect that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Prospectus (collectively a 'Tax Action'), which Tax Action relates to any of the items described in (i) through
(iii) below, and that there is more than an insubstantial risk that (i) the Trust is, or will be subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, (ii) the Trust is, or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

     'Trust Investment Company Event' means that the Company shall have requested and received and shall have delivered to the Regular Trustees an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a 'Change in 1940 Act Law'), the Trust is or will be considered an 'investment company' which is required to be registered under the 1940 Act.

     If the Partnership Preferred Securities are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Partnership Preferred Securities to be listed on the New York Stock Exchange or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted.

     On the date fixed for any distribution of Partnership Preferred Securities, upon dissolution of the Trust, (i) the Trust Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent the Partnership Preferred Securities having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid distributions equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market price for the Partnership Preferred Securities which may be distributed in exchange for Trust Preferred
Securities  if  a  dissolution  and  liquidation of  the  Trust  were  to occur.
Accordingly, the Partnership Preferred Securities which an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Preferred Securities exchanged.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Trust Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption of the Partnership Preferred Securities, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with the DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount to holders of the Trust Preferred Securities.

See ' -- Book-Entry Only Issuance -- The Depository Trust Company.' If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee described under 'Description of the Trust Guarantee,' distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment.

     In the event that fewer than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed in accordance with the procedures of DTC. See ' -- Book-Entry Only Issuance -- The Depository Trust Company.'

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

     Payment of amounts upon liquidation of the Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon (i) the occurrence of an Investment Event of Default by an Investment Affiliate (including the Company) in respect of any Affiliate Investment Instrument or (ii) default by the Company on any of its obligations under any Guarantee, the holders of the Trust Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to payments upon liquidation of the Trust.

     In the case of any Trust Enforcement Event, the holder of Trust Common Securities will be deemed to have waived any such Trust Enforcement Event until all such Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holder of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a 'Trust Liquidation'), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the 'Trust Liquidation Distribution'), unless, in connection with such Trust Liquidation, Partnership Preferred Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with a distribution rate identical to the distribution rate of, and accrued and unpaid distributions equal to accrued and unpaid distributions on, the Trust Preferred Securities have been distributed on a pro rata basis to the holders of the Trust Preferred Securities.

     If, upon any such Trust Liquidation, the Trust Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Trust Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except in the limited circumstances described above under ' -- Subordination of Trust Common Securities.'

     Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company, (ii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iii) upon the distribution of all of the Partnership Preferred Securities upon the occurrence of a Trust Special Event, (iv) upon the entry of a decree of a judicial dissolution of the Company or the Trust, or (v) upon the redemption of all the Trust Securities.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under 'Description of the Trust Guarantee -- Amendments and Assignment,' and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion as set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Partnership Preferred Securities, to (i) exercise the remedies available to it under the Limited Partnership Agreement as a holder of the Partnership Preferred Securities, including the right to direct the Special Representative to exercise its rights in the manner described above under ' -- Trust Enforcement Events' and (ii) consent to any amendment, modification, or termination of the Limited Partnership Agreement or the Partnership Preferred Securities where such consent shall be required; provided, however, that where a consent or action under the Limited Partnership Agreement would require the consent or act of the holders of more than a majority of the aggregate liquidation amount of Partnership Preferred Securities affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Trust Securities which is at least equal to the percentage required under the Limited Partnership Agreement may direct the Property Trustee to give such consent or take such action on behalf of the Trust. See 'Description of the Partnership Preferred Securities -- Voting Rights.' The Property Trustee shall notify all holders of the Trust Preferred Securities of any notice of any Partnership Enforcement Event received from the General Partner with respect to the Partnership Preferred Securities and the Affiliate Investment Instruments. Such notice shall state that such Partnership Enforcement Event also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy as described above, the Property Trustee shall be under no obligation to take any of the actions described in clauses (i) or (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder will be treated as owning an undivided beneficial ownership interest in the Partnership Preferred Securities.

     A waiver of a Partnership Enforcement Event with respect to the Partnership Preferred Securities held by the Property Trustee will constitute a waiver of the corresponding Trust Enforcement Event.

     Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities or distribute Partnership Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Securities that are owned at such time by the Company or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Securities were not outstanding; provided however that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

     The procedures by which holders of Trust Preferred Securities represented by the global certificates may exercise their voting rights are described below. See ' -- Book-Entry Only Issuance -- The Depository Trust Company.'

     Holders of the Trust Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company, as the holder of all of the Trust Common Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

     The Trust  may not  consolidate,  amalgamate, merge  with  or into,  or  be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the 'Successor Securities'), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Partnership Preferred Securities, (iii) the Trust Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities
(including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Trust Guarantee, (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act,
(C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will not be treated as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and (D) following such merger, consolidation, amalgamation or replacement, the Partnership will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of

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100% in  liquidation  amount of  the  Trust Preferred  Securities,  consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, further that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     The Declaration may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of the Sponsor, (iv) conform to any change in the 1940 Act, the Trust Indenture Act or the rules or regulations of either such Act and (v) modify, eliminate and add to any provision of the Declaration to such extent as may be necessary or desirable; provided that no such amendment shall have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes, (ii) cause the Partnership to be classified as an association or publicly traded partnership taxable as a corporation for such purposes, (iii) reduce or otherwise adversely affect the powers of the Property Trustee or (iv) cause the Trust or the Partnership to be deemed an 'investment company' which is required to be registered under the 1940 Act.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ('DTC') will act as securities depository (the 'Depository') for the Trust Preferred Securities and, to the extent distributed to the holders of Trust Preferred Securities, the Partnership Preferred Securities. The Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Trust Preferred Securities certificates ('Global Certificates'), representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ('Participants') deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the

                                       46


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
American Stock  Exchange,  Inc.,  and the  National  Association  of  Securities
Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Trust Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Trust Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Trust Preferred Securities ('Beneficial Owner') is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Trust Enforcement Event under the Trust Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants in accordance with its customary procedures.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Trust Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Trust Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Trust Preferred Securities are allocated on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Trust Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their
respective  holdings  shown  on   DTC's  records  unless   DTC  has  reason   to

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
believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the
Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Trust Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Trust Preferred Security certificates are required to be printed and delivered to the Property Trustee. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for the Trust Preferred Securities will be printed and delivered to the Property Trustee. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a Global Certificate.

PAYMENT

     Payments in respect of the Trust Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the scheduled payment dates or, in the case of certificated securities, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Regular Trustees. In the event that The First National Bank of Chicago, N.A. shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, AND PAYING AGENT

     The Property Trustee will act as Registrar, Transfer Agent and Paying Agent for the Trust Preferred Securities.

     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities,

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unless  offered reasonable indemnity by such  holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event.

GOVERNING LAW

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an 'investment company' required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

     Holders of the Trust Preferred Securities have no preemptive rights.

                       DESCRIPTION OF THE TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The First National Bank of Chicago, N.A., as the Trust Guarantee Trustee, will hold the Trust Guarantee for the benefit of the holders of the Trust Preferred Securities and will act as indenture trustee for the purposes of compliance with the Trust Indenture Act.

GENERAL

     Pursuant to the Trust Guarantee, the Company will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the 'Trust Guarantee Payments'), without duplication: (i) any accrued and unpaid distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will be a guarantee on a subordinated basis with respect to the Trust Preferred Securities from the time of issuance of such Trust Preferred Securities but will only apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, to the extent the Trust shall have funds available therefor. If the Partnership fails to declare distributions on Partnership Preferred Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and in such event holders of the Trust Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts.
Instead, holders of the Trust Preferred Securities will have the remedies described herein under 'Description of the Trust Preferred Securities -- Trust Enforcement Events', including the right to direct the Trust Guarantee Trustee to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries. See ' -- Certain Covenants of the Company' below.

     The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership.'

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CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant in the Trust Guarantee that, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid, (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment
Guarantee, then, during such period the Company shall not, nor permit any majority owned subsidiary to (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock or comparable equity interest (except for dividends or distributions in shares of its capital stock, conversions or exchanges of common stock of one class into common stock of another class and dividends, distributions with respect to the Partnership or the Trust or dividends and distributions on the common stock of wholly owned subsidiaries of the Company), (ii) make, or permit the making of, any Affiliated Restricted Payments except for Permissible Affiliated Payments, and (iii) make any guarantee payments with respect to the foregoing.

     'Affiliated Restricted Payments' means any payment (including, without limitation, payments for the sale, purchase or lease of any assets or properties or the rendering of any services) to any Affiliate of the Company, except for Permissible Affiliated Payments. 'Affiliate' means, with respect to any specified person, any other person that directly or indirectly controls or is controlled by, or is under common control with, such specified person, provided, that, with respect to the Company, 'Affiliate' shall be deemed to also include any entity of which at least 20% of the capital stock is owned by a person that directly or indirectly controls the Company. 'Permissible Affiliated Payments' means (i) payments by the Company or its subsidiaries (other than the Partnership or the Trust) to Affiliates of the Company for management or other advisory services not to exceed $10 million per annum and (ii) transactions made in good faith the terms of which are fair and reasonable to the Company or such majority owned subsidiary, as the case may be, and are at least as favorable as terms which could be obtained by the Company or such majority owned subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with persons which are not Affiliates of the Company; provided, that with respect to a payment or a series of payments not greater than $1 million, such payment or payments shall be conclusively deemed to be on terms which are fair and reasonable to the Company or any of its majority owned subsidiaries and on terms which are at least as favorable as the terms which could be obtained on an arm's length basis with persons who are not Affiliates if such payment or payments are approved by a majority of the Company's independent directors;
provided, further, that with respect to a payment or a series of related payments in excess of $1 million, the Company or such subsidiary shall either
(A) have received a written opinion of a nationally recognized investment bank stating that the terms of such payment are fair to the Company or such subsidiary, as the case may be, from a financial point of view, or (B) have selected the Affiliate or Affiliates which are to receive such payments based upon a competitive bid procedure in which the Company or such subsidiary shall have received at least two independent bids, administered in good faith and on commercially reasonable terms by the Company or such subsidiary.

EVENTS OF DEFAULT; ENFORCEMENT OF TRUST GUARANTEE

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under the Trust Guarantee. If the Trust Guarantee Trustee fails to enforce its rights under the Trust Guarantee after a holder of Trust Preferred Securities has made a written request, such holder may institute a legal proceeding directly against the Company to enforce the Trust Guarantee Trustee's rights under the Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other person or entity. In any event, if the Company has failed to make a guarantee payment under the Trust Guarantee, a holder of Trust Preferred Securities may directly

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institute  a  proceeding  in such  holder's  own  name against  the  Company for enforcement of the Trust Guarantee for such payment.

STATUS OF THE TRUST GUARANTEE; SUBORDINATION

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of the Trust Preferred Securities will be as set forth under 'Description of the Trust Preferred Securities -- Voting Rights.' All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under 'Description of the Partnership Preferred Securities -- Merger, Consolidation or Amalgamation of the Partnership,' the Company may not assign its rights or delegate its obligations under the Trust Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Trust Preferred Securities then outstanding.

TERMINATION OF THE TRUST GUARANTEE

     The Trust Guarantee will terminate as to each holder of Trust Preferred Securities upon (i) full payment of the Redemption Price of all Trust Preferred Securities, (ii) distribution of the Partnership Preferred Securities held by the Trust to the holders of the Trust Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sum paid under such Trust Preferred Securities or such Trust Guarantee.

INFORMATION CONCERNING THE TRUST GUARANTEE TRUSTEE

     The Trust Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

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              DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

GENERAL

     All of the partnership interests in the Partnership other than the Partnership Preferred Securities acquired by the Trust are owned directly by the Company. The Company is the sole general partner of the Partnership. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities, which represent limited partnership interests in the Partnership. The limited partnership interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in the Partnership. Except as otherwise described herein or provided in the Limited Partnership Agreement, the Limited Partnership Agreement does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by the Partnership.

     The summary of certain material terms and provisions of the Partnership Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Partnership Act.

DISTRIBUTIONS

     Holders of Partnership Preferred Securities will be entitled to receive cumulative cash distributions, if, as and when declared by the General Partner in its sole discretion out of assets of the Partnership legally available for payment. The distributions payable on each Partnership Preferred Security will be fixed at a rate per annum of 9.06% of the stated liquidation preference of $25 per Partnership Preferred Security. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate per annum equal to 9.06%. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Partnership Preferred Securities will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing December 31, 1996. If distributions are not declared and paid when scheduled, the accrued distributions shall be paid to the holders of record of Partnership Preferred Securities as they appear on the books and records of the Partnership on the record date with respect to the payment date for the Partnership Preferred Securities.

     The Partnership's earnings available for distribution to the holders of the Partnership Preferred Securities will be limited to payments made on the Affiliate Investment Instruments and Investment Guarantees and payments on Eligible Debt Securities in which the Partnership has invested from time to time. See ' -- Partnership Investments.' To the extent that the issuers (including, where applicable, the Company, as guarantor) of the securities in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, such guarantees), the Partnership will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities, in which event the Partnership Guarantee will not apply to such distributions until the Partnership has sufficient funds available therefor. See 'Description of the Partnership Guarantee.' In addition, distributions on the Partnership Preferred Securities may be declared and paid only as determined in the sole discretion of the Company, as the General Partner of the Partnership. If the Partnership fails to declare and pay distributions on the Partnership Preferred Securities out of funds legally available for distribution, the Trust will not have sufficient funds to make distributions on the Trust Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In addition, as described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership,' the Partnership may not have sufficient funds to pay current or liquidating distributions on the Partnership Preferred Securities if (i) at any time that the Partnership is receiving current payments in respect of the securities held by the Partnership (including the Debentures), the General Partner, in its sole discretion, does not declare distributions on the Partnership Preferred Securities and the Partnership receives insufficient amounts to pay the additional compounded distributions that will accrue in respect of the Partnership Preferred Securities, (ii) the Partnership reinvests the proceeds received in respect of the Debentures upon their retirement

                                       53


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
or at their maturities in Affiliate Investment Instruments that do not generate income in an amount that is sufficient to pay full distributions in respect of the Partnership Preferred Securities or (iii) the Partnership invests in equity or debt securities of Investment Affiliates that are not guaranteed by the Company and that cannot be liquidated by the Partnership for an amount sufficient to pay such distributions in full.

     Distributions on the Partnership Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Trust Preferred Securities remain (or, in the event that the Trust is liquidated in connection with a Trust Special Event, as long as the Partnership Preferred Securities remain) in book-entry-only form, will be one Business Day prior to the relevant payment dates. In the event the Trust Preferred Securities (or in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities) shall not continue to remain in book-entry only form, the relevant record dates shall be the 15th day of the month of the relevant payment dates. In the event that any date on which distributions are payable on the Partnership Preferred Securities is not a Business Day, then payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

PARTNERSHIP ENFORCEMENT EVENTS

     If one or more of the following events shall occur and be continuing (each a 'Partnership Enforcement Event'): (i) arrearages on distributions on the Partnership Preferred Securities shall exist for six consecutive quarterly distribution periods, (ii) the Company is in default on any of its obligations under the Partnership Guarantee or any Investment Guarantee or (iii) an Investment Event of Default occurs and is continuing on any Affiliate Investment Instrument, then holders of the Partnership Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders (or, for so long as the Partnership Preferred Securities are held by the Property Trustee), the Property Trustee, as the holder of the Partnership Preferred Securities, will have the right (a) under the Limited Partnership
Agreement to enforce the terms of the Partnership Preferred Securities, including the right to appoint and authorize a special representative of the Partnership and the limited partners (a 'Special Representative') to enforce (1) the Partnership's creditors' rights and other rights with respect to the Affiliate Investment Instruments and the Investment Guarantees, (2) the rights of the holders of the Partnership Preferred Securities under the Partnership Guarantee and (3) the rights of the holders of the Partnership Preferred Securities to receive distributions (only if and to the extent declared out of funds legally available therefor) on the Partnership Preferred Securities, and
(b) under the Partnership Guarantee to enforce the terms of the Partnership Guarantee, including the right to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries.

     If  the  Special  Representative  fails to  enforce  its  rights  under the
Affiliate Investment Instruments after a holder of Partnership Preferred Securities has made a written request, such holder of record of Partnership Preferred Securities may directly institute a legal proceeding against the Company to enforce the rights of the Special Representative and the Partnership under the Affiliate Investment Instruments without first instituting any legal proceeding against the Special Representative, the Partnership or any other person or entity. In any event, if a Partnership Enforcement Event has occurred and is continuing and such event is attributable to the failure of an Investment Affiliate to make any required payment when due on any Affiliate Investment Instrument, then a holder of Partnership Preferred Securities may on behalf of the Partnership directly institute a proceeding against such Investment Affiliate with respect to such Affiliate Investment Instrument for enforcement of payment. A holder of Partnership Preferred Securities may also bring a direct action against the Company to enforce such holder's right under the Partnership Guarantee. See 'Description of the Partnership Guarantee -- Events of Default; Enforcement of Partnership Guarantee.'

     Under no circumstances, however, shall the Special Representative have authority to cause the General Partner to declare distributions on the Partnership Preferred Securities. As a result, although the Special Representative may be able to enforce the Partnership's creditors' rights to accelerate and

                                       54


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
receive payments in respect of the Affiliate Investment Instruments and the Investment Guarantees, the Partnership would be entitled to reinvest such payments in additional Affiliate Investment Instruments, subject to satisfying the reinvestment criteria described under 'Description of the Partnership Preferred Securities -- Partnership Investments,' and the Eligible Debt Securities, rather than declaring and making distributions on the Partnership Preferred Securities. The Special Representative shall not, by virtue of acting in such capacity, be admitted as a general partner in the Partnership or otherwise be deemed to be a general partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

PARTNERSHIP INVESTMENTS

     Approximately 99% of the proceeds from the issuance of the Partnership Preferred Securities and the General Partner's contemporaneous capital contribution (the 'Initial Partnership Proceeds') will be used by the Partnership to purchase the Debentures and the remaining 1% of the Initial Partnership Proceeds will be used to purchase Eligible Debt Securities. The purchase of the Debentures by the Partnership will occur contemporaneously with the issuance of the Partnership Preferred Securities.

     The initial Affiliate Investment Instruments purchased by the Partnership will consist of three debt instruments (the 'Debentures'). Approximately 85% of the of the Initial Partnership Proceeds will be used to purchase a Debenture of the Company (the 'Company Debenture'), and approximately 14% of the Initial Partnership Proceeds will be used to purchase Debentures of two domestic wholly owned subsidiaries of the Company (the 'Affiliate Debentures'). Each Debenture is expected to have a term of 20 years and to provide for interest payable at market rates for such Debentures. The Debentures will be general unsecured debt obligations of the relevant issuer, except that the Company Debenture will rank subordinate and junior to all senior indebtedness of the Company.

     The payment of interest on each of the Debentures may be deferred at any time, and from time to time, by the relevant issuer for a period not exceeding six consecutive quarters. If an issuer were to so defer the payment of interest, interest would continue to accrue and compound at the stated interest rate on such Debenture. The Debentures will contain covenants appropriate for unsecured debt securities issued by similar borrowers pursuant to a public offering or private placement under Rule 144A of a comparable debt security, including a limitation on consolidation, merger, sale or conveyance of assets of the relevant issuer and a limitation on incurrence of secured debt and, in the case of the Company Debenture, a limitation on its ability to incur senior indebtedness unless at least one nationally recognized rating agency rates the Company's long-term senior unsecured indebtedness in one of its generic rating categories which signifies investment grade. The Debentures will contain a mandatory redemption provision that is triggered upon a change of control of the relevant issuer, as well as redemption provisions that correspond to the redemption provisions applicable to the Partnership Preferred Securities, including an option to redeem the Debentures by the relevant issuer, in whole or in part, from time to time, on or after October 25, 2006, and following the occurrence of a Partnership Special Event, in each case, in the same manner described under ' -- Optional Redemption' and ' -- Partnership Special Event Redemption.' The Debentures, and any other Affiliate Investment Instruments that are debt instruments acquired by the Partnership in the future, will also contain customary events of default (the 'Investment Events of Default'), including events of default for defaults in payments on such securities when due (provided that no default shall occur upon a valid deferral of an interest payment by an issuer), defaults in the performance of the relevant issuer's obligations under its Debenture or Affiliate Investment Instruments, as the case may be, and certain bankruptcy, insolvency or reorganization events (subject to customary exceptions and grace periods).

     The payment of interest and principal when due and other payment terms of the Debentures (other than the Company Debenture), will be guaranteed to the extent described herein (each, an 'Investment Guarantee') by the Company for the benefit of the holders of Partnership Preferred Securities. See ' -- Investment Guarantees.'

     Approximately 1% of the Initial Partnership Proceeds will be invested in Eligible Debt Securities. 'Eligible Debt Securities' means cash or book-entry securities, negotiable instruments, or other securities of entities not affiliated with the Company represented by instruments in registered form which evidence any of the following: (a) any security issued or guaranteed as to principal or interest by

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
the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing; (b) commercial paper issued pursuant to Section 3(a)(3) of the Securities Act of 1933 (the 'Securities Act') and having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P and Moody's in the highest investment rating category granted by such rating agency and having a maturity not in excess of nine months; (c) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation ('FDIC'); (d) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company which is an Eligible Institution (as defined herein) and the deposits of which are insured by the FDIC; and (e) any other security which is identified as a permitted investment of a finance subsidiary pursuant to Rule 3a-5 under the 1940 Act at the time it is acquired by the Partnership.

     'Eligible Institution' means (a) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either
(A) a long-term unsecured debt rating of AA or better by S&P and Aa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ by S&P and P-1 by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

     The Partnership may, from time to time and subject to the restrictions described below, reinvest payments received with respect to the Affiliate Investment Instruments (including the Debentures) and the Eligible Debt Securities in additional Affiliate Investment Instruments and Eligible Debt Securities. As of the date of this Prospectus, the Company, as the General Partner, does not intend to cause the Partnership to reinvest payments received by the Partnership in the manner described below, although there can be no assurance that the General Partner's intention in respect of such reinvestments will not change in the future.

     The specific terms of all Affiliate Investment Instruments (including the Debentures) will be determined by a nationally recognized investment banking firm that does not (and whose directors, officers, employees and affiliates do not) have a direct or indirect material equity interest in the Company or any of its subsidiaries and which is either among the five largest underwriters of debt or preferred securities in the United States or was selected by the Company and approved by the holders of a majority in liquidation amount of the Partnership Preferred Securities (the 'Independent Financial Advisor'). Merrill Lynch & Co. will serve as the initial Independent Financial Advisor.

     The Partnership may reinvest in additional Affiliate Investment Instruments only if certain procedures and criteria are satisfied with respect to such Affiliate Investment Instrument, including the satisfaction of the following conditions: (i) the Partnership did not hold debt or equity securities of the issuer of the proposed Affiliate Investment Instrument within the three-year period ending on the date of such proposed investment; (ii) there was never a default on any debt obligation of, or arrearages of dividends on preferred stock issued by, the issuer of the proposed Affiliate Investment Instrument that was previously or is currently owned by the Partnership; and (iii) the applicable terms and provisions with respect to the proposed Affiliate Investment Instrument have been determined by the Independent Financial Advisor to be at least as favorable as terms which could be obtained by the Partnership in a public offering or private placement under Rule 144A of a comparable security issued by the relevant Investment Affiliate and (iv) the requesting Investment Affiliate shall not be deemed to be an investment company by reason of Section 3(a) or 3(b) of the 1940 Act. The term 'Investment Affiliate' means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership or the Trust) that is controlled by the Company. If the Partnership is unable to reinvest payments and proceeds from Affiliate Investment Instruments in additional Affiliate Investment Instruments meeting the above criteria, the Partnership may only invest such funds in Eligible Debt Securities (subject to restrictions of applicable law, including the 1940 Act).

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INVESTMENT GUARANTEES

  General

     The Company will agree, on a subordinated basis and to the extent set forth therein, to execute and deliver an Investment Guarantee for the benefit of the holders of Partnership Preferred Securities with respect to each Debenture issued by an Investment Affiliate (other than the Company Debenture) to the extent set forth below. The Investment Guarantees shall be enforceable regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The Investment Guarantees will be full and unconditional guarantees with respect to the applicable Debentures from the time of issuance. To the extent that, as described above, the Partnership invests in additional Affiliate Investment Instruments, the determination as to whether such Affiliate Investment Instrument will contain an Investment Guarantee will be made at the date of its issuance and will be based, among other things, upon its approval by the Independent Financial Advisor in accordance with the reinvestment criteria described above.

     The Investment Guarantees will constitute guarantees of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the applicable Investment Guarantee without instituting a legal proceeding against any other person or entity). If no Special Representative has been appointed to enforce any Investment Guarantee, the General Partner has the right to enforce such Investment Guarantee on behalf of the holders of the Partnership Preferred Securities. The holders of not less than a majority in aggregate liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of any Investment Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce any Investment Guarantee as above provided, any holder of Trust Preferred Securities may institute its own legal proceeding to enforce such Investment Guarantee. No Investment Guarantee will be discharged except by payment in full of all amounts guaranteed by such Investment Guarantee (without duplication of amounts theretofore paid by the relevant Investment Affiliate).

  Amendments and Assignment

     Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Investment Guarantees may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities, provided that for so long as the Property Trustee of the Trust is the holder of the Partnership Preferred Securities, such amendment will not be effective without the prior written approval of a majority in liquidation preference of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the Investment Guarantees shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of Partnership Preferred Securities.

  Status of the Investment Guarantees

     The Company's obligations under the Investment Guarantees will constitute unsecured obligations of the Company and will rank subordinate and junior to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company.

  Governing Law

     The Investment Guarantees will be governed by and construed in accordance with the laws of the State of New York.

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OPTIONAL REDEMPTION

     The Partnership Preferred Securities are redeemable, at the option of the General Partner, in whole or in part, from time to time, on or after October 25, 2006, upon not less than 30 nor more than 60 days' notice, at an amount per Partnership Preferred Security equal to $25 plus accrued and unpaid distributions thereon. If the Partnership redeems Partnership Preferred Securities in accordance with the terms thereof, Trust Securities will be mandatorily redeemed at the Redemption Price. If a partial redemption would result in the delisting of the Trust Preferred Securities (or, if the Trust is liquidated in connection with a Trust Special Event, the delisting of the Partnership Preferred Securities), the Partnership may only redeem the Partnership Preferred Securities in whole.

PARTNERSHIP SPECIAL EVENT REDEMPTION

     If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each as hereinafter defined, and each a 'Partnership Special Event') shall occur and be continuing, the General Partner shall, within 90 days following the occurrence of such Partnership Special Event, elect to either (i) redeem the Partnership Preferred Securities in whole (but not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, provided that, if at the time there is available to the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the General Partner will pursue such measure in lieu of redemption; or (ii) cause the Partnership Preferred Securities to remain outstanding, provided that in the case of this clause (ii), the General Partner shall pay any and all costs and expenses incurred by or payable by the Partnership attributable to the Partnership Special Event.

     'Partnership Tax Event' means that the General Partner shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities, (ii) the Partnership is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by an Investment Affiliate with respect to the Debenture issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes.

     'Partnership Investment Company Event' means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a Change in 1940 Act Law, the Partnership is or will be considered an 'investment company' which is required to be registered under the 1940 Act.

REDEMPTION PROCEDURES

     The Partnership may not redeem fewer than all the outstanding Partnership Preferred Securities unless all accrued and unpaid distributions have been paid on all Partnership Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Partnership gives a notice of redemption in respect of Partnership Preferred Securities (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership (i) if the Partnership Preferred Securities are in book entry form with DTC, will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price in respect of the Partnership Preferred Securities held through DTC in global form or (ii) if the Partnership Preferred Securities are held in certificated form, will deposit with the paying agent for the Partnership Preferred Securities funds sufficient to pay such amount in respect of any Partnership Preferred Securities in certificated form and will give such paying agent irrevocable instructions and authority to pay such amounts to the

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holders  of   Partnership  Preferred   Securities   upon  surrender   of   their
certificates.  See  '  --  Book-Entry-Only  Issuance  --  The  Depository  Trust
Company.'

     If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders of such Partnership Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Partnership Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. In the event that payment of the Redemption Price in respect of Partnership Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by the Company pursuant to the Partnership Guarantee described under 'Description of the Partnership Guarantee,' distributions on such Partnership Preferred Securities will continue to accrue, from the original redemption date to the date of payment.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution, winding-up or termination of the Partnership, the holders of the Partnership Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Partnership Preferred Securities, the aggregate of the stated liquidation preference of $25 per Partnership Preferred Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the 'Partnership Liquidation Distribution').

     Pursuant to the Limited Partnership Agreement, the Partnership shall be dissolved and its affairs shall be wound up: (i) upon the bankruptcy of the General Partner, (ii) upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with the Limited
Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or if any other event occurs that causes the General Partner to cease to be a general partner of the Partnership under the Partnership Act, unless the business of the Partnership is continued in accordance with the Partnership Act, (iii) if the Partnership has redeemed or otherwise purchased all the Partnership Preferred Securities, (iv) upon the entry of a decree of judicial dissolution or (v) upon the written consent of all partners of the Partnership.

VOTING RIGHTS

     Except as provided below and under 'Description of the Partnership Guarantee -- Amendments and Assignment' and as otherwise required by law and the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.

     Not later than 30 days after any Partnership Enforcement Event occurs, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Partnership Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Partnership Preferred Securities entitled to

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
vote for the appointment of a Special Representative vote for such appointment, no Special Representative shall be appointed. Any Special Representative appointed shall cease to be a Special Representative of the Partnership and the limited partners if (1) the Partnership (or the Company pursuant to the Partnership Guarantee) shall have paid in full all accrued and unpaid distributions on the Partnership Preferred Securities, (2) such Investment Event of Default, as the case may be, shall have been cured, and (3) the Company is in compliance with all its obligations under the Partnership Guarantee and the Company, in its capacity as the General Partner, shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, the Company shall continue as General Partner and shall retain all rights under the Limited Partnership Agreement, including the right to declare, in its sole discretion, the payment of distributions on the Partnership Preferred Securities for which the failure of such declaration would not constitute a default under the Limited Partnership Agreement.

     If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Partnership Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in the Partnership ranking, as to participation in the profits or distributions or in the assets of the Partnership, senior to the Partnership Preferred Securities), or (ii) the dissolution, winding-up or termination of the Partnership, other than (x) in connection with the occurrence of a Partnership Special Event or (y) as described under 'Merger, Consolidation or Amalgamation of the Partnership' above, then the holders of outstanding Partnership Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class, and such amendment or proposal shall not be effective except with the approval of the holders of a majority in liquidation preference of such outstanding Partnership Preferred Securities having a right to vote on the matter; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, any such amendment or proposal not excepted by clauses (x) and (y) above shall not be effective without the prior or concurrent approval of the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters.

     The General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available, (ii) waive any Investment Event of Default that is waivable under the Affiliate Investment Instruments,
(iii) exercise any right to rescind or annul a declaration that the principal of any Affiliate Investment Instruments which are debt instruments shall be due and payable, (iv) waive the breach of the covenant by the Company to restrict certain payments by the Company and its majority owned subsidiaries, or (v) consent to any amendment, modification termination of any Affiliate Investment Instrument, where such consent shall be required from the investor, without, in each case, obtaining the prior approval of the holders of at least a majority in liquidation preference of the Partnership Preferred Securities; provided, however, that if the Property Trustee on behalf of the Trust is the holder of the Partnership Preferred Securities, such waiver, consent or amendment or other action shall not be effective without the prior or concurrent approval of at least a majority in liquidation amount of the outstanding Trust Preferred Securities having a right to vote on such matters. The General Partner shall not revoke any action previously authorized or approved by a vote of the holders of the Partnership Preferred Securities. The General Partner shall notify all holders of the Partnership Preferred Securities of any notice of an Investment Event of Default received with respect to any Affiliate Investment Instrument.

     Any required approval of holders of Partnership Preferred Securities may be given at a separate meeting of holders of Partnership Preferred Securities convened for such purpose, at a meeting of all of the partners in the Partnership or pursuant to written consent. The Partnership will cause a notice of any meeting at which holders of Partnership Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Partnership Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matters upon which written consent is sought and (iii) instruction for the delivery of proxies or consents.

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
     No vote or consent of the holders of Partnership Preferred Securities will be required for the Partnership to redeem and cancel Partnership Preferred Securities in accordance with the Limited Partnership Agreement.

     Notwithstanding that holders of Partnership Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Partnership Preferred Securities at such time that are owned by the Company or by any entity more than 50% of which is owned by the Company, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding; provided, however, that persons (other than affiliates of the Company) to whom the Company or any of its subsidiaries have pledged Trust Preferred Securities may vote or consent with respect to such pledged Trust Preferred Securities under any of the circumstances described herein.

     Holders of the Partnership Preferred Securities will have no rights to remove or replace the General Partner.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE PARTNERSHIP

     The Partnership may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Partnership may, without the consent of the holders of the Partnership Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, limited liability company or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Partnership Preferred Securities or (y) substitutes for the Partnership Preferred Securities other securities having substantially the same terms as the Partnership Preferred Securities (the 'Partnership Successor Securities') so long as the Partnership Successor Securities are not junior to any other equity securities of the successor entity, with respect to participation in the profits and distributions, and in the assets, of the successor entity, (ii) the Investment Affiliates expressly acknowledge such successor entity as the holder of the Affiliate Investment Instruments, (iii) the Partnership Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Partnership Preferred Securities, if so listed, are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (or, in the event that the Trust is liquidated in connection with a Trust Special Event, the Partnership Preferred Securities (including any Partnership Successor Securities)) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Trust Preferred Securities or Partnership Preferred Securities (including any Partnership Successor Securities)) in any material respect (other than, in the case of the Partnership Preferred Securities, with respect to any dilution of the holders' interest in the new resulting entity), (vi) such successor entity has a purpose substantially identical to that of the Partnership, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (A) such successor entity will be treated as a partnership for United States federal income tax purposes, (B) such merger, consolidation, amalgamation or replacement would not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (C) following such merger, consolidation, amalgamation or replacement, the Company and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (D) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Partnership Preferred Securities and (viii) the Company guarantees the obligations of such successor entity under the Partnership Successor Securities at least to the extent provided by the Partnership Guarantee.

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
BOOK-ENTRY AND SETTLEMENT

     If the Partnership Preferred Securities are distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Trust Special Event, the Partnership Preferred Securities will be issued in the form of one or more global certificates (each a 'Global Partnership Security') registered in the name of DTC as the depository or its nominee. For a description of DTC and the specific terms of the Depository arrangements, see 'Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company.' As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any Partnership Preferred Securities represented by one or more Global Partnership Securities.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     The General Partner will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities for so long as the Partnership Preferred Securities are held by the Trust or, if the Trust is liquidated in connection with a Trust Special Event, for so long as the Partnership Preferred Securities remain in book-entry only form. In the event the Partnership Preferred Securities are distributed in connection with a Trust Special Event and the book-entry system for the Partnership Preferred Securities is discontinued, it is anticipated that The First National Bank of Chicago, N.A. or one of its affiliates will act as registrar, transfer agent and paying agent for the Partnership Preferred Securities.

     Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of the Partnership, but upon payment (with the giving of such indemnity as the Partnership or the General Partner may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The  Partnership will not be required to register or cause to be registered
the  transfer  of  Partnership  Preferred  Securities  after  such   Partnership
Preferred Securities have been called for redemption.

MISCELLANEOUS

     The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that (i) the Partnership will not be deemed to be an 'investment company' required to be registered under the 1940 Act or characterized as an association taxable as a corporation for United States federal income tax purposes, (ii) the Affiliate Investment Instruments that are debt instruments will be treated as indebtedness of the issuer of such debt instruments for United States federal income tax purposes and (iii) the Partnership will not be treated as an association or as a 'publicly traded partnership' (within the meaning of Section 7704 of the Code) taxable as a corporation. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership of the Partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Partnership Preferred Securities.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEE

     Set forth below is a summary of information concerning the Partnership Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The General Partner will hold the Partnership Guarantee for the benefit of the holders of the Partnership Preferred Securities.

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
GENERAL

     Pursuant to the Partnership Guarantee, the Company will irrevocably agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities (without duplication of amounts theretofore paid by the Partnership), as and when due, regardless of any defense, right of set-off or counterclaim that the Partnership may have or assert, the following payments (the 'Partnership Guarantee Payments'): (i) any accrued and unpaid distributions that have theretofore been declared on the Partnership Preferred Securities out of funds legally available therefor, (ii) the redemption price with respect to any Partnership Preferred Securities called for redemption by the Partnership out of funds legally available therefor, and
(iii) upon a liquidation of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership after satisfaction of all liabilities remaining available for distribution to holders of Partnership Preferred Securities in liquidation of the Partnership. The Company's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Partnership Preferred Securities or by causing the Partnership to pay such amounts to such holders.

     The Partnership Guarantee will be a guarantee on a subordinated basis with respect to the Partnership Preferred Securities from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Partnership shall have funds available therefor. If Investment Affiliates (including, where applicable, the Company, as guarantor) of the Affiliate Investment Instruments in which the Partnership invests fail to make any payment in respect of such securities (or, if applicable, guarantees), the Partnership may not declare or pay dividends on the Partnership Preferred Securities. In such event, holders of the Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of the Partnership Preferred Securities will have the remedies described herein under 'Description of the Partnership Preferred Securities -- Partnership Enforcement Events,' including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain payments by the Company and its majority owned subsidiaries. See ' -- Certain Covenants of the Company' below.

     The Guarantees, when taken together with the Company Debenture and the Company's obligations to pay all fees and expenses of the Trust and the Partnership, constitute a guarantee to the extent set forth herein by the Company of the distribution, redemption and liquidation payments payable to the holders of the Trust Preferred Securities. The Guarantees do not apply, however, to current distributions by the Partnership unless and until such distributions are declared by the Partnership out of funds legally available for payment or to liquidating distributions unless there are assets available for payment in the Partnership, each as more fully described under 'Risk Factors -- Risk Factors Related to TOPrS -- Insufficient Income or Assets Available to Partnership.'

CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant in the Partnership Guarantee that if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment,
(b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing or (c) the Company is in default of its obligations under the Trust Guarantee, the Partnership Guarantee or any Investment Guarantee, then, during such period the Company shall not, nor permit any majority owned subsidiary to (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock or comparable equity interest (except for dividends or distributions in shares of its capital stock, conversions or exchanges of common stock of one class into common stock of another class and dividends, distributions with respect to the Partnership or the Trust or dividends and distributions on the common stock of wholly owned subsidiaries of the Company), (ii) make, or permit the making of, any Affiliated Restricted Payments

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
except for Permissible Affiliated Payments, and (iii) make any guarantee payments with respect to the foregoing.

EVENTS OF DEFAULT; ENFORCEMENT OF PARTNERSHIP GUARANTEE

     An event of default under the Partnership Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under the Partnership Guarantee. If the Special Representative fails to enforce its rights under the Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of Partnership Preferred Securities may institute a legal proceeding directly against the Company to enforce the Special Representative's rights under the Partnership Guarantee without first instituting a legal proceeding against the Partnership, the Special Representative or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Partnership Preferred Securities may directly institute a proceeding against the Company for enforcement of the Partnership Guarantee for such payment.

STATUS OF THE PARTNERSHIP GUARANTEE; SUBORDINATION

     The Partnership Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior to all other liabilities of the Company and will rank pari passu with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company. The Limited Partnership Agreement provides that each holder of
Partnership Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee.

     The Partnership Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

     The Partnership Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Partnership Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Partnership Guarantee, the Special Representative may take possession of the Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce the Partnership Guarantee, the General Partner has the right to enforce the Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no consent will be required), the Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding Partnership Preferred Securities. All guarantees and agreements contained in the Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Partnership Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described above under 'Description of the Partnership Preferred Securities -- Merger, Consolidation or Amalgamation of the Partnership,' the Company may not assign its rights or delegate its obligations under the Partnership Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Partnership Preferred Securities then outstanding.

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TERMINATION OF THE PARTNERSHIP GUARANTEE

     The Partnership Guarantee will terminate and be of no further force and effect as to the Partnership Preferred Securities upon (i) full payment of the redemption price of all Partnership Preferred Securities or (ii) full payment of the amounts payable in accordance with the Limited Partnership Agreement upon liquidation of the Partnership. The Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities must in accordance with the Partnership Act restore payment of any sums paid under the Partnership Preferred Securities or the Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

GOVERNING LAW

     The Partnership Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     In the opinion of Simpson Thacher & Bartlett, special tax counsel to the Company, the Trust and the Partnership ('Tax Counsel'), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Trust Preferred Securities. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by United States Persons (defined below) who purchase the Trust Preferred Securities upon original issuance. As used herein, a 'United States Person' means a person that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Trust Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The Trust Preferred Securities are not being marketed to persons that are not United States Persons ('non-United States Persons') and, consequently, the following discussion does not discuss the tax consequences that might be relevant to non-United States Persons. Moreover, in order to protect the Trust and the Partnership from potential adverse consequences, non-United States Persons will be subject to withholding on distributions on the Trust Preferred Securities held by such non-United States Persons at a rate of 30%. In determining a holder's status, the United States entity otherwise required to withhold taxes may rely on an IRS form W-8, an IRS form W-9, or a holder's certification of its non-foreign status signed under penalty of perjury.
Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership, and disposition of Trust Preferred Securities.

     Tax Counsel has advised that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that the opinions of Tax Counsel are not binding on the Internal Revenue Service ('IRS') or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

     HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE TRUST PREFERRED SECURITIES OR REDEMPTION OF THE PARTNERSHIP PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE 'DESCRIPTION OF THE TRUST PREFERRED SECURITIES -- TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION' AND 'DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES -- PARTNERSHIP SPECIAL EVENT' RESPECTIVELY.

CLASSIFICATION OF THE TRUST

     Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities will be considered the owner of an undivided interest in the Partnership Preferred Securities held by the Trust, and each holder will be required to include in its gross income its distributive share of income attributable to the Partnership, which generally will be equal to such holder's allocable share of amounts accrued on the Partnership Preferred Securities. No amount included in income with respect to the Trust Preferred Securities will be eligible for the corporate dividends-received deduction.

CLASSIFICATION OF THE PARTNERSHIP

     Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Partnership will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

     Tax Counsel's opinion is based on certain factual assumptions relating to the organization and operation of the Partnership and is conditioned upon certain representations made by the General Partner and the Partnership as to factual matters, such as the organization and the operation of the Partnership and the type and frequency of investments made by the Partnership.

     The General Partner has represented that it intends to operate the Partnership in a manner such that it will continue to constitute a partnership for all future taxable periods in which any Partnership Preferred Securities remain outstanding. In particular, pursuant to the Limited Partnership Agreement, the General Partner is prohibited from taking any action that would cause the Partnership to constitute a 'publicly traded partnership' taxable as a corporation under section 7704(a) of the Code. Accordingly, it is expected that the Partnership will continue to qualify as a partnership, and therefore will not constitute a publicly traded partnership taxable as a corporation, for all taxable years in which the Partnership Preferred Securities remain outstanding. If, however, the Partnership were to constitute a publicly traded partnership taxable as a corporation with respect to a future taxable year, the Partnership's net income would be subject to United States federal income tax at the applicable corporate rates.

CLASSIFICATION OF THE DEBENTURES

     The Partnership, the Company, the relevant Investment Affiliates and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

INCOME AND DEDUCTIONS

     A holder's distributive share of income attributable to the Partnership generally will equal the amount of the cash distributions payable with respect to the Trust Preferred Securities. Accordingly, if quarterly distributions on the Trust Preferred Securities are paid currently, the amount of income recognized by a holder during a taxable year generally will equal the cash distributions received by the holder with respect to its Trust Preferred Securities. Holders who are individuals, trusts or estates may be subject to limitations on the deductibility of their pro rata share of the expenses attributable to the Trust.

     The nature and timing of the income that is allocated to holders of Trust Preferred Securities, however, will depend on the United States federal income tax characterization of the Debentures held by the Partnership during the period in question. Because the Partnership will be an accrual basis taxpayer for United States federal income tax purposes, income will accrue on the Trust Preferred Securities and will be allocated to holders of Trust Preferred Securities on a daily accrual basis, generally at a rate that is expected to be equal to (and that will not be greater than) the distribution rate on the Trust Preferred Securities, regardless of the holders' method of accounting. Actual cash distributions on the Trust Preferred Securities, however, will not be separately reported as taxable income to the holders at the time they are received.

     If distributions on the Partnership Preferred Securities are not made currently, the corresponding distributions on the Trust Preferred Securities will not be made currently. Because the Partnership is an accrual basis taxpayer it can be expected that during a period in which payment on the Debentures or distributions on the Partnership Preferred Securities are deferred (for whatever reason), holders will generally recognize income in advance of their receipt of any cash distributions with respect to their Trust Preferred Securities. The amount of income that will be allocated to holders of Trust Preferred Securities during any such deferral period will equal their pro rata share of the amount accruing on the Partnership Preferred Securities during such deferral period.

RECEIPT OF PARTNERSHIP PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption 'Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution', Partnership Preferred Securities may be distributed to holders of Trust Preferred Securities in exchange for their Trust Preferred Securities and in liquidation of the Trust. Unless the liquidation of the Trust occurs as a result of the Trust being subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, such a distribution to holders would, for United States federal income tax purposes, be treated as a nontaxable event to each holder, each holder would receive an aggregate tax basis in the Partnership Preferred Securities equal to such holder's aggregate tax basis in its Trust Preferred Securities, and a holder's holding period in the Partnership Preferred Securities so received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Partnership Preferred Securities, the distribution of Partnership Preferred Securities to holders by the Trust would be a taxable event to each holder, and a holder would recognize gain or loss as if the holder had exchanged its Trust Preferred Securities for the Partnership Preferred Securities it received upon the liquidation of the Trust.

REDEMPTION OF TRUST PREFERRED SECURITIES FOR CASH

     Under certain circumstances, as described under the caption 'Description of the Trust Preferred Securities -- Optional Redemption', 'Description of the Trust Preferred Securities -- Trust Special Event Redemption or Distribution' and 'Description of the Partnership Preferred Securities -- Partnership Special Event Redemption', the General Partner may cause the Partnership to redeem the Partnership Preferred Securities for cash, in which event the Trust would use the proceeds of such redemption to redeem the Trust Preferred Securities. Under current law, such a redemption would constitute, for United States federal income tax purposes, a taxable disposition, and a holder would recognize gain or loss as if it sold the holder's proportionate interest in the redeemed Partnership Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See ' -- Disposition of Trust Preferred Securities.'

DISPOSITION OF TRUST PREFERRED SECURITIES

     A holder that sells Trust Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Trust Preferred Securities and the holder's adjusted tax basis in such Trust Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year at the time of the sale. A holder will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis of its Trust Preferred Securities. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     A holder's tax basis in its Trust Preferred Securities generally will equal
(i) the amount paid by such holder for its Trust Preferred Securities, (ii) increased by the amount includible in income by such holder, and (iii) reduced by the amount of cash or other property distributed to such holder with respect to its Trust Preferred Securities.

OTHER PARTNERSHIP PROVISIONS

     Section 708. Under Section 708 of the Code, the Partnership will be deemed to terminate for United States federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a deemed termination were to occur, the Partnership would be considered to have distributed its assets to the partners who would then be treated as having recontributed those assets to a new partnership. If any such constructive termination occurs, the General Partner does not intend to comply with certain technical requirements that might be applicable for various reasons including the likely lack of relevant data. As a result, the Partnership may be subject to certain tax penalties and may incur additional expenses, which would be the obligation of the General Partner. Proposed Treasury regulations, should they become effective, will mitigate some of the effects of a constructive termination.

     Section 701. The Department of  Treasury has promulgated regulations  under
Section 701 of the Code that permit it to disregard or recast a transaction if a partnership is 'formed or availed of' with 'a principal purpose to reduce substantially the present value of the partners' aggregate tax liability in a manner inconsistent with the intent of [the partnership provisions of the Code]'. The Partnership has been formed for, and will engage in, activities typical for partnerships. Although there is no precedent that applies to the transactions contemplated herein, Tax Counsel believes that the Partnership is not of the type intended to fall within the scope of these regulations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Income on the Trust Preferred Securities will be reported to holders on an IRS Form 1099-MISC, which form should be mailed to holders of Trust Preferred Securities by January 31 following each calendar year. Payments made on and proceeds from the sale of Trust Preferred Securities may be subject to a 'back-up' withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount generally will be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the IRS.

PROPOSED LEGISLATION

     On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the 'Proposed Legislation') that would, among other things, deny the borrower an interest deduction with respect to certain types of debt instruments that are payable in stock of the issuer or a related party. The Proposed Legislation also would treat as equity for United States federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. On March 29, 1996, Senate Finance Committee Chairman William V. Roth and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the 'Joint Statement') indicating their intent that certain legislative proposal initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of 'appropriate Congressional action'. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the 'Democrat Letters'). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Proposed Legislation were enacted, such legislation would not apply to the Debentures. There can be no assurances, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Debentures, or whether such tax treatment would cause a Partnership Tax Event or a Trust Tax Event that may result in the redemption of the Partnership Preferred Securities and, consequently, the Trust Preferred Securities.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in a purchase agreement (the 'Purchase Agreement'), the Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc., PaineWebber Incorporated and Prudential Securities Incorporated are acting as representatives (the 'Representatives'), has severally agreed to purchase the number of Trust Preferred Securities set forth opposite its name below. In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Trust Preferred Securities offered hereby if any of the Trust Preferred Securities are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.

                                                                               NUMBER OF TRUST
              UNDERWRITERS                                                   PREFERRED SECURITIES
                                                                             --------------------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated................................................         1,260,000
Goldman, Sachs & Co.......................................................         1,260,000
Lehman Brothers Inc.......................................................         1,260,000
PaineWebber Incorporated..................................................         1,260,000
Prudential Securities Incorporated........................................         1,260,000
Bear, Stearns & Co. Inc...................................................           100,000
Alex. Brown & Sons Incorporated...........................................           100,000
Chase Securities Inc......................................................           100,000
Cowen & Company...........................................................           100,000
Dain Bosworth Incorporated................................................           100,000
Dillon, Read & Co. Inc....................................................           100,000
Donaldson, Lufkin & Jenrette Securities Corporation.......................           100,000
Dresdner Kleinwort Benson North America LLC...............................           100,000
EVEREN Securities, Inc....................................................           100,000
Furman Selz LLC...........................................................           100,000
The Ohio Company..........................................................           100,000
Oppenheimer & Co., Inc....................................................           100,000
Piper Jaffray Inc.........................................................           100,000
Pryor, McClendon, Counts & Co., Inc.......................................           100,000
Raymond James & Associates, Inc...........................................           100,000
Tucker Anthony Incorporated...............................................           100,000
Wheat, First Securities, Inc..............................................           100,000
                                                                             --------------------
              Total.......................................................         8,000,000
                                                                             --------------------
                                                                             --------------------

     The Underwriters propose to offer the Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and, in part, to certain securities dealers at such price less a concession of $.50 per Trust Preferred Security, provided that such concession for sales of 10,000 or more Trust Preferred Securities to a single purchaser will not be in excess of $.30 per Trust Preferred Security. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $.35 per Trust Preferred Security to certain brokers and dealers. After the

Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Trust Preferred Securities will ultimately be used to purchase the investment instruments of the Company and its subsidiaries, the Purchase Agreement provides that Company will pay as compensation ('Underwriters' Compensation') to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $.7875 per Trust Preferred Security (or $6,300,000 in the aggregate) for the accounts of the several Underwriters; provided that, such compensation for sales of 10,000 or more Trust Preferred Securities to any single purchaser will be $.50 per Trust Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     During a period of 30 days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Trust Preferred Securities, any Partnership Preferred Securities, any preferred stock of the Company or any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or Partnership Preferred Securities or any preferred stock of the Company.

     The Trust Preferred Securities have been approved, subject to issuance, for listing on the New York Stock Exchange. Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Trust Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Trust Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering there has been no public market for the Trust Preferred Securities. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Trust Preferred Securities to a minimum of 400 beneficial holders.

     The Trust, the Company, and the Partnership have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriters have agreed to reimburse the Company for $300,000 in expenses incurred in connection with the issuance and sale of the Trust Preferred Securities offered hereby.

     Certain of the Underwriters and their affiliates engage in transactions, including general financing and banking services, with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for the Company by Robert J. Ingato, Senior Vice President, General Counsel and Secretary of the Company. Certain matters of Delaware law relating to the legality of the Trust Preferred Securities, the validity of the Trust Agreement, the formation of the Trust and the Partnership and the legality under state law of the Trust Preferred Securities and the Partnership Preferred Securities are being passed upon by Richards, Layton & Finger, special Delaware counsel to the Trust, the Partnership and the Company. The legality under state law of the Trust Guarantee, the Partnership Guarantee, the Company Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of the Trust, the Partnership and the Company by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. The validity of the Trust Preferred Securities, the Partnership Preferred Securities and the Trust Guarantee, the Partnership Guarantee, the Company Debenture and the Investment Guarantees with respect to the Affiliate Debentures will be passed upon on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, counsel to the Underwriters. Simpson Thacher & Bartlett and Skadden, Arps, Slate, Meagher & Flom will rely upon the opinion of Richards, Layton & Finger as to certain matters of Delaware law.

                                    EXPERTS

     The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, changes in shareowners' equity and cash flows for each of the three years in the period ended December 31, 1995 of AT&T Capital Corporation which are incorporated by reference in this Prospectus and Registration Statement have been incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet of each of the Trust and the Partnership, each dated as of October 14, 1996 and included in this Prospectus have been so included in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

                                             DEFINED TERMS                                                PAGE NO.
-------------------------------------------------------------------------------------------------------   --------
Affiliate..............................................................................................       51
Affiliate Debentures...................................................................................       55
Affiliated Restricted Payments.........................................................................       51
AT&T...................................................................................................        7
AT&T Restructuring.....................................................................................        8
AT&T Capital...........................................................................................        1
AT&T Entities..........................................................................................        8
Babcock & Brown........................................................................................        7
Change in 1940 Act Law.................................................................................       42
Code...................................................................................................       34
Commission.............................................................................................        4
Common Stock...........................................................................................        7
Company................................................................................................        1
Company Debenture......................................................................................       55
Debentures.............................................................................................       55
Declaration............................................................................................       36
Delaware Trustee.......................................................................................       36
DTC....................................................................................................       46
Duff & Phelps..........................................................................................       16
Eligible Institution...................................................................................       56
Eligible Debt Securities...............................................................................       55
Exchange Act...........................................................................................        4
Fitch..................................................................................................       16
General Partner........................................................................................        1
GRSH...................................................................................................        7
Guarantees.............................................................................................        2
Holdings...............................................................................................        7
Initial Partnership Proceeds...........................................................................       55
Intercompany Agreement.................................................................................        8
Investment Affiliates..................................................................................       56
Investment Event of Default............................................................................       55
Investment Guarantees..................................................................................        2
IRS....................................................................................................       66
License Agreement......................................................................................        8
Limited Partnership Agreement..........................................................................       36
Lucent.................................................................................................        8
Management Investors...................................................................................        7
Merger.................................................................................................        7
Merger Agreement.......................................................................................        7
Merger Sub.............................................................................................        7
Moody's................................................................................................       16
NCR....................................................................................................        8
New York Stock Exchange................................................................................        1
1940 Act...............................................................................................       13
Nomura.................................................................................................        7
Non-United States Persons..............................................................................       66
Operating Agreements...................................................................................        8
Partnership............................................................................................        1
Partnership Act........................................................................................       37
Partnership Enforcement Event..........................................................................       54
Partnership Guarantee..................................................................................        2
Partnership Guarantee Payments.........................................................................       63

                                             DEFINED TERMS                                                PAGE NO.
-------------------------------------------------------------------------------------------------------   --------
Partnership Investment Company Event...................................................................       58
Partnership Preferred Securities.......................................................................        1
Partnership Special Event..............................................................................       23
Partnership Successor Securities.......................................................................       61
Partnership Tax Event..................................................................................       58
Property Account.......................................................................................       36
Property Trustee.......................................................................................       36
Purchase Agreement.....................................................................................       70
Redemption Price.......................................................................................        3
Registration Statement.................................................................................        4
Regular Trustees.......................................................................................       36
Representatives........................................................................................       70
S&P....................................................................................................       16
Securities Act.........................................................................................        4
Special Representative.................................................................................       54
Tax Action.............................................................................................       42
Tax Counsel............................................................................................       66
Trust..................................................................................................        1
Trust Act..............................................................................................       36
Trust Common Securities................................................................................        1
Trust Dissolution Tax Opinion..........................................................................       41
Trust Enforcement Event................................................................................       40
Trust Guarantee........................................................................................        2
Trust Guarantee Trustee................................................................................       36
Trust Indenture Act....................................................................................       36
Trust Investment Company Event.........................................................................       41
Trust Liquidation......................................................................................       43
Trust Liquidation Distribution.........................................................................       10
Trust Preferred Securities.............................................................................        1
Trust Redemption Tax Opinion...........................................................................       41
Trust Securities.......................................................................................        1
Trust Special Event....................................................................................       41
Trust Tax Event........................................................................................       41

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                          PAGE NO.
                                                                                                          --------
CAPITA PREFERRED FUNDING L.P.
     Report of Independent Accountants.................................................................      F-2
     Balance Sheet of the Partnership..................................................................      F-3
     Notes to Balance Sheet of the Partnership.........................................................      F-3
CAPITA PREFERRED TRUST
     Report of Independent Accountants.................................................................      F-4
     Balance Sheet of the Trust........................................................................      F-5
     Notes to Balance Sheet of the Trust...............................................................      F-5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the General Partner and Initial Limited Partner of
CAPITA PREFERRED FUNDING L.P.

     We have audited the accompanying balance sheet of Capita Preferred Funding L.P. (the 'Partnership') as of October 14, 1996. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Capita Preferred Funding L.P. at October 14, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
October 14, 1996

                                BALANCE SHEET OF
                         CAPITA PREFERRED FUNDING L.P.
                             OPENING BALANCE SHEET
                                OCTOBER 14, 1996

Assets -- cash............................................................................................   $100
                                                                                                             ----
                                                                                                             ----
Partnership securities
     Limited partnership interest.........................................................................   $ 85
     General partnership interest.........................................................................     15
                                                                                                             ----
                                                                                                             $100
                                                                                                             ----
                                                                                                             ----

                   NOTES TO BALANCE SHEET OF THE PARTNERSHIP

                            ------------------------
     Capita Preferred Funding L.P. (the 'Partnership') is a limited partnership that was formed under the Delaware Revised Uniform Limited Partnership Act on August 29, 1996 for the exclusive purposes of purchasing certain eligible securities of AT&T Capital Corporation (the 'Company') and wholly owned subsidiaries of the Company (the 'Affiliate Investment Instruments') with the proceeds from the sale of Partnership Preferred Securities (the 'Partnership Preferred Securities') to Capita Preferred Trust (the 'Trust') and a capital contribution from the Company in exchange for the general partnership interest in the Partnership (collectively, the 'Partnership Proceeds').

     The Partnership Proceeds will be used initially to purchase debt instruments from the Company and certain domestic wholly owned subsidiaries of the Company. The Partnership shall have a perpetual existence subject to certain termination events. The Company serves as the sole general partner of the Partnership. The Company, in its capacity as General Partner of the Partnership, has agreed to pay all fees and expenses related to the organization and operations of the Partnership (including any taxes, duties, assessments or government charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Partnership) and the offering of the Partnership Preferred Securities and be responsible for all debts and other obligations of the Partnership (other than with respect to the Partnership Preferred Securities). The General Partner has agreed to indemnify certain officers and agents of the Partnership.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustee of
CAPITA PREFERRED TRUST

     We have audited the accompanying balance sheet of Capita Preferred Trust (the 'Trust'), as of October 14, 1996. This balance sheet is the responsibility of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Capita Preferred Trust at October 14, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York
October 14, 1996

                                BALANCE SHEET OF
                             CAPITA PREFERRED TRUST
                             OPENING BALANCE SHEET
                                OCTOBER 14, 1996

Assets.......................................................................................................   $ 0
                                                                                                                ---
                                                                                                                ---
Trust securities.............................................................................................   $ 0
                                                                                                                ---
                                                                                                                ---

                      NOTES TO BALANCE SHEET OF THE TRUST

                            ------------------------
     Capita Preferred Trust (the 'Trust') is a statutory business trust formed on August 29, 1996 under the laws of the State of Delaware for the exclusive purposes of (i) issuing the Trust Originated Preferred Securities (the 'Trust Preferred Securities') and the Trust Common Securities (together with the Trust Preferred Securities, the 'Trust Securities') representing undivided beneficial ownership interests in the assets of the Trust, (ii) purchasing Partnership Preferred Securities (the 'Partnership Preferred Securities') representing the limited partnership interests of Capita Preferred Funding L.P. (the 'Partnership') with the proceeds from the sale of the Trust Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a perpetual existence, subject to certain termination events as provided in the Declaration of Trust under which it was formed. Subsequent to October 14, 1996, the Trust intends to issue and sell its Trust Preferred Securities in a public offering. No Trust Preferred Securities have been authorized or issued as of October 14, 1996.

     The proceeds from the Trust's sale of the Trust Securities will be used to purchase the Partnership Preferred Securities from the Partnership. AT&T Capital Corporation (the 'Company') will be obligated to pay compensation to the underwriters of the offering of the Trust Preferred Securities. The Company will pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Trust Preferred Securities and be responsible for all debts and other obligations of the Trust (other than the Trust Securities). The Company has also agreed to indemnify the Trustees and certain other persons.

_____________________________________      _____________________________________

     NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE TRUST PREFERRED SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
Available Information.......................................................................................................     4
Incorporation of Certain Documents By Reference.............................................................................     5
Prospectus Summary..........................................................................................................     6
Risk Factors................................................................................................................    17
Use of Proceeds.............................................................................................................    26
Capitalization..............................................................................................................    26
Ratio of Earnings to Fixed Charges of the Company...........................................................................    27
Selected Financial Data.....................................................................................................    28
Business of the Company.....................................................................................................    30
The Merger..................................................................................................................    33
Relationship With AT&T Entities.............................................................................................    34
Capita Preferred Trust......................................................................................................    36
Capita Preferred Funding L.P................................................................................................    37
Description of the Trust Preferred Securities...............................................................................    38
Description of the Trust Guarantee..........................................................................................    50
Description of the Partnership Preferred Securities.........................................................................    53
Description of the Partnership Guarantee....................................................................................    62
Certain Federal Income Tax Considerations...................................................................................    66
Underwriting................................................................................................................    70
Legal Matters...............................................................................................................    71
Experts.....................................................................................................................    72
Index of Defined Terms......................................................................................................    73
Index to Financial Statements...............................................................................................   F-1

                                   8,000,000
                           TRUST PREFERRED SECURITIES

                             CAPITA PREFERRED TRUST

                             9.06% TRUST ORIGINATED
                      PREFERRED SECURITIES'SM' ('TOPrS'SM'')

                          GUARANTEED TO THE EXTENT SET
                                FORTH HEREIN BY

                                     [LOGO]

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                              MERRILL LYNCH & CO.
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                            PAINEWEBBER INCORPORATED
                       PRUDENTIAL SECURITIES INCORPORATED

                                OCTOBER 22, 1996

_____________________________________      _____________________________________


                              STATEMENT OF DIFFERENCES
                              ------------------------

             The service mark symbol shall be expressed as... 'SM'